UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Tektronix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 18, 2005

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Tektronix, Inc., which will be held on Thursday, September 22, 2005 at 10:00 a.m. CDT, at the Hotel Crescent Court, located at 400 Crescent Court, Dallas, Texas 75201.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to be acted upon at the meeting. Included with the Proxy Statement is a copy of our 2005 Annual Report to Shareholders on SEC Form 10-K.

It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your proxy electronically via the Internet or telephone, or sign and date the enclosed proxy and return it in the envelope provided.

We look forward to greeting as many of our shareholders as possible.

Sincerely,

Richard H. Wills
Chairman, President and Chief Executive Officer

Whether or not you plan to attend the meeting, please vote your shares by telephone, Internet or mail. If you receive more than one proxy card because you own shares that are registered differently, then please vote all of your shares shown on all of your proxy cards following the instructions listed on each of the individual proxy cards. Thank you.

TEKTRONIX, INC.
2005 ANNUAL MEETING OF SHAREHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Notice of Annual Meeting of Shareholders
to be held on September 22, 2005

To the Shareholders of Tektronix, Inc.:

The annual meeting of the shareholders of Tektronix, Inc., an Oregon corporation, will be held in accordance with the bylaws on Thursday, September 22, 2005 at 10:00 a.m. CDT, local time, at the Hotel Crescent Court, located at 400 Crescent Court, Dallas, Texas 75201, for the following purposes:

1.	To elect nine directors;

2.	To ratify the selection of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for fiscal year 2006;

3.	To approve the Tektronix 2005 Stock Incentive Plan;

4.	To approve the 2000 Employee Share Purchase Plan, as amended; and

5.	To transact such other business as may properly come before the meeting.

The Board of Directors unanimously recommends that you vote in favor of each of these proposals.

Only shareholders of record at the close of business on Monday, July 18, 2005 will be entitled to notice of, and to vote at, the annual meeting.

You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, you are urged to vote your shares via the Internet or by telephone at any time. Please follow the instructions on the enclosed proxy card. To vote by mail, please mark, date and sign the proxy card and return it in the postage-paid envelope provided.

BY ORDER OF THE BOARD OF DIRECTORS

James F. Dalton
Senior Vice President, General Counsel
and Secretary
Beaverton, Oregon
August 18, 2005

TEKTRONIX, INC.
PROXY STATEMENT
      The annual meeting of shareholders of Tektronix, Inc. (the “Company” or “Tektronix”) will be held Thursday, September 22, 2005, at 10:00 a.m. CDT, at the Hotel Crescent Court, located at 400 Crescent Court, Dallas, Texas 75201. The Board of Directors of Tektronix has directed that this background material be supplied to help you decide how to vote on the matters to come before the meeting. The enclosed proxy is being solicited by the Board of Directors of Tektronix. You are invited to use that proxy to vote, or to vote your proxy electronically via the Internet or telephone. Whether or not you expect to attend the meeting, it is important that you vote your proxy.
      To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions on the enclosed proxy card. The proxy committee will vote your shares according to your directions. If you do not mark any selections, your shares will be voted as recommended by the Board of Directors.
      We encourage you to vote by proxy as soon as possible. The shares represented by the enclosed proxy will be voted if the proxy is properly received before the meeting begins. Solicitation of proxies on behalf of the Board of Directors may be made by mail, personal interviews, telephone or facsimile by Tektronix officers and employees. Tektronix has also retained Morrow & Co., Inc. to assist in the solicitation of proxies from shareholders (primarily brokers, banks and other institutional shareholders) for a fee estimated at approximately $6,000 plus certain expenses. The costs of such solicitation will be paid by the Company.
      Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so.
      Only shareholders of record on July 18, 2005 (the “record date”) will be entitled to vote at the annual meeting. The majority of the Common Shares outstanding on the record date must be present in person or by proxy to have a quorum. As of the close of business on July 18, 2005, the Company had 84,608,990 outstanding Common Shares, each of which is entitled to one vote in all matters to be presented at the annual meeting. This proxy statement and the accompanying proxy were sent to shareholders beginning August 18, 2005.
Participants in the Tektronix 401(k) Plan
      Shares of Tektronix common stock held in the Tektronix 401(k) Plan (the “Plan”) are registered in the name of the trustee under the Plan (the “Trustee”). Participants in the Plan are not eligible to vote directly at the annual meeting. However, participants in the Plan are allocated interests in the shares held in the Plan (“Plan Shares”) and may instruct the Trustee how to vote the Plan Shares allocated to their accounts. Participants will receive a separate voting instruction form on which they may indicate their voting instructions. Participants have the power to revoke their voting instructions by properly submitting new voting instructions according to the directions on the voting instruction card at any time on or before 10:59 p.m. CDT (8:59 p.m. PDT, 11:59 p.m. EDT) on Monday, September 19, 2005. Plan Shares not allocated to participants and Plan Shares for which no instructions are received will be voted by the Trustee in its discretion.

Proposal 1.	Election of Directors
The Board of Directors Recommends a Vote “FOR” the Election of
Each of the Nominees listed below.
      The Board of Directors currently consists of nine members. All directors are elected each year at the annual meeting of shareholders. Effective with this election, Tektronix no longer has staggered-term directorships. This is a change from prior Tektronix practice, which provided for staggered three-year terms for directors. The term of a director shall expire at the next annual meeting of shareholders after his or her election. Despite the expiration of a director’s term, the director shall continue to serve until the director’s successor is elected and qualified or the number of directors is decreased.
      Action will be taken at the 2005 annual meeting to elect nine directors to serve until the 2006 annual meeting of shareholders. The nominees are listed below, together with certain information about each of them. The nominees for election at the 2005 annual meeting are Pauline Lo Alker, A. Gary Ames, Gerry B. Cameron, David N. Campbell, Frank C. Gill, Merrill A. McPeak, Robin L. Washington, Richard H. Wills, and Cyril J. Yansouni.
      Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.
Director Nominees
      Pauline Lo Alker, 62, is Chairman, President and CEO of A la Mobile, Inc., a provider of software solutions to streamline the development and deployment of wireless mobile devices. Prior to A la Mobile, she was Chairman of the Board, Chief Executive Officer and President of Amplify.net, Inc., a position she held from June 1998 to May 2004, when she retired. From January 1991 until June 1998, she was President and Chief Executive Officer of Network Peripherals Inc. (high performance networking solutions). Mrs. Alker has served as a director of Tektronix since January 1996.
      A. Gary Ames, 60, was President and Chief Executive Officer of MediaOne International, formerly US WEST International (communications), from July 1995 to June 2000, when he retired. Mr. Ames was President and Chief Executive Officer of U S WEST Communications from January 1990 to July 1995. From April 1987 to January 1990, Mr. Ames was President and Chief Executive Officer of Mountain Bell. Mr. Ames has served as a director of Tektronix since 1994. He is also a director of Albertson’s, Inc., a grocery retailer; iPass Inc., a provider of Enterprise connectivity services; and F-5 Networks, Inc., an application traffic management company.
      Gerry B. Cameron, 67, retired, was Chairman of The Regence Group (healthcare plans) from January 2004 to June 2005. He was also Chairman of U.S. Bancorp from 1994 to December 1998. He was Chief Executive Officer of U.S. Bancorp from January 1994 until its merger with First Bank System on August 1, 1997. Mr. Cameron’s banking career began in 1956 with U.S. National Bank of Oregon. He managed the Commercial Banking Group and the Northwest Group before being appointed Chairman and Chief Executive Officer of Old National Bank in Spokane, Washington in 1987. In 1988, Mr. Cameron was named President and Chief Operating Officer of U.S. Bank of Washington, which was formed when U.S. Bancorp acquired Old National Bank and Peoples Bank. Mr. Cameron has served as a director of Tektronix since 1997.
      David N. Campbell, 63, has been a Managing Director of Innovation Advisors, a strategic advisory firm focused on M&A transactions in the IT software and services industry, since November 2001. He served as President and Chief Executive Officer of Xpedior, a provider of information technology solutions, from September 1999 to November 2000. Prior to that he served as President of the GTE Technology Organization and from July 1995 to September 1999 he served as President of BBN Technologies, a business unit of GTE Corporation. From March 1983 until September 1994 he served as Chairman of the Board and Chief Executive Officer of Computer Task Group, Incorporated. Mr. Campbell has served as a director of Tektronix since 1998. Mr. Campbell is also a director of Gibraltar Industries Corporation, a provider of steel distribution and diversified manufacturing services; and Apropos Technology, Inc. and MRO Software, Inc., computer software companies,
      Frank C. Gill, 61, is a retired Intel Corporation executive. At the time of his retirement from Intel, he was Executive Vice President and had held a variety of positions in sales, marketing, product development and manufacturing operations during his 23-year career. Mr. Gill has served as a director of Tektronix since March 1999. He is currently a private investor and a director of Logitech International, which designs, manufactures and markets personal peripherals; Pixelworks, Inc., a provider of semiconductors; and other private companies.

      Merrill A. McPeak, 69, is President of McPeak and Associates, an aerospace consultant firm. He was Chief of Staff, United States Air Force, from October 1990 to October 1994, when he retired. General McPeak has served as a director of Tektronix since March 1995. He is Chairman of the Board of Ethicspoint, Inc. and a director of several other private companies. He is also a director of Health Sciences Group, Inc., a provider of preventative healthcare alternatives to consumers and medical professionals; Del Global Technologies Corporation, a provider of full radiographic and portable imaging systems, and electronic systems and components; and Gigabeam Corporation, a supplier of high performance high availability fiber-speed wireless communication.
      Robin L. Washington, 42, was Senior Vice President and Corporate Controller of PeopleSoft, a provider of enterprise application software, from November 1999 until January 2005. Ms. Washington joined PeopleSoft in 1996 and held many other senior finance positions including Vice President, Corporate Treasurer, and Director, International Finance. Prior to joining PeopleSoft, Ms. Washington spent nine years at Tandem Computers, Inc. in a variety of financial management positions. Previous posts include positions at the Federal Reserve Bank and Deloitte & Touche. Ms. Washington was elected to the Tektronix Board of Directors in May 2005.
      Richard H. (Rick) Wills, 50, is Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Wills joined Tektronix in 1979. From 1991 through 1993, he was Oscilloscope Product Line Director. He held the position of Worldwide Director of Marketing for the Measurement Business Division in 1993 and 1994 and was Vice President and General Manager of the Measurement Division’s Design Service and Test Business Unit from 1995 to 1997. Mr. Wills was President of the Tektronix Americas Operations during the last half of 1997. In December 1997, he was elected President, European Operations, and in 1999 he was elected President of the Company’s Measurement Business. Mr. Wills was elected a director of Tektronix on January 20, 2000, when he was elected President and Chief Executive Officer of the Company. He was elected Chairman of the Board on September 20, 2001.
      Cyril J. Yansouni, 63, was a director of PeopleSoft from 1992 to 2004, and Chairman of the Board of Directors of Read-Rite Corporation, a supplier of magnetic recording heads for data storage drives, from March 1991 to June 2003, and Chief Executive Officer from March 1991 to June 2000. From 1988 to 1991 Mr. Yansouni was employed by Unisys Corporation, a manufacturer of computer systems, where he served in various senior management capacities, most recently as an Executive Vice President. From 1986 to 1988, Mr. Yansouni was President of Convergent Technologies, a manufacturer of computer systems that was acquired by Unisys Corporation in December 1988. From 1967 to 1986 he was employed by Hewlett-Packard Company, where he served in a variety of technical and management positions, most recently as Vice President and General Manager of the Personal Computer Group. Mr. Yansouni joined the Tektronix Board of Directors in August 2003. He is also a director of Solectron Corp., an electronics and manufacturing services company.
CORPORATE GOVERNANCE AND RELATED MATTERS
Board of Directors Meetings, Committees and Compensation
Meetings
      The Board of Directors met eight times during the last fiscal year. Each director attended at least 75% of the aggregate number of the meetings of the Board and committees on which he or she served.
Committees
      The Company currently has standing Audit, Nominating and Corporate Governance, and Organization and Compensation Committees of the Board of Directors. Each committee operates pursuant to a written charter, and the charters are reviewed annually. The charters may be viewed online at www.tektronix.com, and each of these charters is available in print to any shareholder who requests it in writing from the Corporate Secretary’s Office at Tektronix, Inc., 14200 S.W. Karl Braun Drive, P.O. Box 500, MS 55-720, Beaverton,

Oregon 97077-0001. The performance of each Committee is reviewed annually. Each Committee may obtain advice and assistance from internal or external legal, accounting and other advisors. The members of the committees are identified in the following table.

Nominating and
		Corporate	Organization &
Name	Audit	Governance	Compensation

Pauline Lo Alker		X	X
A. Gary Ames	X	Chair
Gerry B. Cameron	X		Chair
David N. Campbell	X		X
Frank C. Gill		X	X
Merrill A. McPeak	Chair		X
Robin L. Washington	X
Richard H. Wills (no committee assignments)
Cyril J. Yansouni	X	X
      All committees currently consist entirely of independent directors in accordance with the rules of the New York Stock Exchange and under criteria established by the Board of Directors (See “Corporate Governance Guidelines and Policies” below).
      The Audit Committee assists the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions, and is directly responsible for the appointment, compensation and oversight of the independent auditors. During fiscal year 2005, the Audit Committee held nine meetings. The responsibilities and activities of the Audit Committee are described in more detail in the “Report of the Audit Committee”.
      The Nominating and Corporate Governance Committee makes recommendations to the Board regarding (1) Board and committee membership; (2) corporate governance matters, including adoption of, and changes to, the Corporate Governance Guidelines discussed below; and (3) director compensation. The committee also leads the Board in its annual review of the Board’s performance. The Nominating and Corporate Governance Committee held four meetings during the last fiscal year. Any shareholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating and Corporate Governance Committee’s consideration may do so pursuant to the procedure described in the “Corporate Governance Guidelines and Policies” section below.
      The Organization and Compensation Committee, which is described in the Organization and Compensation Committee Report on Executive Compensation, held five meetings during the last fiscal year.
Director Compensation
      Directors who are not employees of the Company receive an annual retainer of $40,000 paid in Common Shares of the Company, purchased in the market. The shares are issued pursuant to the 2001 Non-Employee Directors Compensation Plan. The Chair of the Audit Committee receives an annual cash payment of $10,000. Each of the other committee Chairs receives an annual cash payment of $5,000. Non-employee directors receive $1,500 for each meeting of the Board of Directors attended and $1,000 for each committee meeting attended, with the exception of committee meetings held during the time normally scheduled for a Board meeting. Directors who are employees of the Company receive no separate compensation as directors. Directors can elect to receive meeting and committee chair fees in stock, rather than cash.
      Directors receive annually, on the day following the shareholders’ annual meeting, fully vested, ten-year options to purchase 10,000 Common Shares, with an option price equal to the fair market value of the stock as of the close of trading on the immediately preceding day.
      Directors can elect to defer all or part of their compensation under the Tektronix, Inc. Deferred Compensation Plan and the Tektronix, Inc. Stock Deferral Plan. Cash amounts credited to the Deferred Compensation Plan earn a rate of return equal to the rate of return on earnings indices selected in advance by the director. Tektronix Common Shares that are deferred will earn a rate of return based upon the performance of Tektronix Common Shares. Deferred amounts will be paid in a single lump-sum payment or in equal annual installment payments for up to 15 years commencing on the first January following the date the director ceases to be a director, or the first January following the date specified by the director. Deferrals must be for a minimum of three years, unless the director ceases to be a director at an earlier date.
Corporate Governance Guidelines and Policies
      The Board of Directors has adopted Corporate Governance Guidelines, which are reviewed periodically by the Nominating and Corporate Governance Committee to determine if changes should be recommended to the Board of Directors. The Corporate Governance Guidelines are available online at www.tektronix.com, and are available in print to any shareholder who requests them in writing from the Corporate Secretary’s Office at Tektronix, Inc., 14200 S.W. Karl Braun Drive, P.O. Box 500, MS 55-720, Beaverton, Oregon 97077-0001. Among other matters, the Corporate Governance Guidelines and Company practices and policies include the following:

•	A majority of the members of the Board of Directors shall be independent directors, as defined in the applicable rules of the New York Stock Exchange and as determined by the Board under criteria adopted by the Board. Currently, eight of the nine directors are independent, as defined by these rules. Generally, independence means that the director must be independent of management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a director. Directors who are employees of the Company or one of its subsidiaries are not independent.

In addition to New York Stock Exchange rules, the Board has adopted the following criteria to determine the independence of Directors:

No director will be deemed independent unless the Board affirmatively determines that the director has no material relationship with the Company, directly or as an officer, shareholder or partner of an organization that has a relationship with the Company. The Board will observe all additional criteria for independence established by the New York Stock Exchange or other governing laws and regulations.

The following will not be considered material relationships:

1. Charitable Organizations. The director or any member of his or her immediate family serves as an executive officer, trustee or director of a charitable or educational organization which receives contributions from the Company in a single fiscal year of less than $100,000 or one percent of that organization’s consolidated gross revenues, whichever is more; or

2. Commercial Relationships.

(i) The director is an executive officer or employee, or an immediate family member of a director of the Company is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the other company, or

(ii) The director or an immediate family member of a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer.

Annually, the Board will review all commercial and charitable relationships of directors to determine whether directors meet the categorical independence tests described above. The Board may determine that a director who has a relationship that exceeds the limits described in paragraph 2(i) (to the extent that any such relationship would not constitute a bar to independence under the New York Stock Exchange listing standards) or paragraph 2(ii) is nonetheless independent. The Company will explain in the next proxy statement the basis for any Board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards set forth above.

The Board has determined that all directors, except Mr. Wills (the Chief Executive Officer), are independent directors under the NYSE rules and these criteria.

•	The Board of Directors has adopted a process for identifying and evaluating nominees for director, including suggested director candidates from shareholders, as follows:

1. Board members identify the need to add a new Board member based on specific criteria or to fill a vacancy.

2. The Nominating and Corporate Governance Committee initiates a search, working with staff support and seeking input from Board members and others as necessary, and hiring a search firm, if desired.

3. The Nominating and Corporate Governance Committee considers director candidate suggestions from many sources, including shareholders. Shareholder nominations should be submitted to: Tektronix, Inc., Chairman of the Nominating and Corporate Governance Committee, c/o the Corporate Secretary, 14200 S.W. Karl Braun Drive, P.O. Box 500, MS 55-720, Beaverton, Oregon 97077-0001. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a shareholder.

4. Candidates who satisfy the criteria and otherwise qualify for membership on the Board will be submitted to the Nominating and Corporate Governance Committee for its consideration. The Committee will then determine which candidates should be contacted, and will determine the best means for initiating the contacts. If necessary, the Committee may initiate contacts through a search firm. Such further contacts and interviews with prospective candidates shall be as determined by the Committee.

5. The Nominating and Corporate Governance Committee shall advise the Board of its progress, through committee reports and through informal communications, as necessary.

6. The Nominating and Corporate Governance Committee determines in its discretion whether to recommend a candidate to the Board for consideration as a director nominee.

•	The Board has established criteria for nomination to the Board of Directors. The Board seeks diverse candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and its shareholders. General criteria include:

1. Directors should be of the highest ethical character.

2. Directors should have reputations, both personal and professional, that enhance the image and reputation of the Company.

3. Directors should be highly accomplished in their respective fields, with superior credentials and established recognition.

4. When selecting directors, the Board should generally seek active and former executive officers of public companies and leaders of organizations, including scientific, government, educational and other non-profit institutions.

5. Directors should have relevant expertise and experience, and be able to offer advice and guidance to the executive officers.

6. Directors should demonstrate sound business judgment.

7. Directors should work together and with management collaboratively and constructively.

•	Directors should not be board members of more than six public companies, and members of the Audit Committee should not serve on more than three public company audit committees.

•	A Lead Director will be appointed annually by the Board. The Lead Director shall be independent, and shall preside over executive sessions of the Board, acting as the liaison between the independent directors and the Chairman/ CEO. The Lead Director may also serve as the contact person to facilitate communications by the Company’s employees and shareholders directly with the non-management members of the Board. The Lead Director may also periodically help schedule or conduct separate meetings of the independent directors. The currently appointed Lead Director is Cyril J. Yansouni.

•	Directors must resign from the Board at the Board meeting preceding the annual shareholders meeting immediately following their 70th birthday. In 2001 the Board approved 12-year tenure limits for directors, excluding the Chief Executive Officer. For directors, the 12-year tenure limits commenced on May 17, 2001 and service prior to that date is not included.

•	The non-management directors meet on a regularly scheduled basis in executive session without the Chief Executive Officer and other management. The Lead Director presides at these meetings.

•	Members of Board committees are appointed by the Board, upon recommendation by the Nominating and Corporate Governance Committee.

•	The Audit Committee, Nominating and Corporate Governance Committee, and Organization and Compensation Committee consist entirely of independent directors.

•	The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting with or obtaining the approval of any officer of the Company.

•	The Board and each committee annually assess their own performance.

•	The Board annually reviews the Company’s strategic long-range plan, business unit initiatives, capital projects and budget matters.

•	The Organization and Compensation Committee periodically reviews with the Chief Executive Officer and reports to the Board regarding succession planning and leadership development.

•	The Board evaluates the performance of the Chief Executive Officer and other senior management personnel at least annually.

•	Incentive compensation plans link pay directly and objectively to measured financial goals set in advance by the Organization and Compensation Committee. Executive officers are expected to acquire Company stock in accordance with established guidelines. See “Organization and Compensation Committee Report on Executive Compensation” for additional information.

•	Directors are encouraged to make significant progress annually toward accumulating, within five years of becoming a director, Common Shares of the Company with a value equal to five times the director’s annual retainer. For the last fiscal year, all directors achieved this ownership goal, except for Mr. Yansouni, who became a director in August 2003, and Ms. Washington, who became a director in May 2005.

•	Directors are expected to regularly attend shareholder meetings. Last year, all members of the Board of Directors attended the annual meeting of shareholders.

•	New directors are oriented to the Company, including familiarizing the director with the Company’s strategic plans, significant facilities, significant financial, accounting and risk management issues, compliance programs, the Business Practices Guidelines, principal officers and internal and independent auditors.

•	Directors are expected to keep current with corporate governance issues through continuing education or other activities. At least once every three years directors will attend a director education program. Reasonable continuing education and travel expenses incurred by Directors will be reimbursed with the approval of the Chair of the Nominating and Corporate Governance Committee.

•	The Company has adopted a code of ethics, known as the Tektronix Business Practices Guidelines, as well as a code of ethics for financial managers (including the Chief Executive Officer, the principal financial officer, the principal accounting officer, and the Controller). Both are available for viewing on the Company’s Corporate Governance Web site at www.tektronix.com, and are available in print to any shareholder who requests them from the Corporate Secretary’s Office at Tektronix, Inc., 14200 S.W. Karl Braun Drive, P.O. Box 500, MS 55-720, Beaverton, Oregon 97077-0001.

•	Shareholders may contact any director, including the Lead Director, by writing to them c/o the Corporate Secretary’s Office at Tektronix, Inc., 14200 S.W. Karl Braun Drive, P.O. Box 500, MS 55-720, Beaverton, Oregon 97077-0001.

•	The Board of Directors has adopted procedures for the receipt, retention and treatment of concerns from Company employees and others regarding accounting, internal accounting controls or auditing matters. Employees may submit concerns anonymously pursuant to the Business Practices Guidelines, located on the Company’s Web site. Others may submit concerns in writing to the Chairman of the Audit Committee, c/o the Corporate Secretary, 14200 S.W. Karl Braun Drive, P.O. Box 500, MS 55-720, Beaverton, OR 97077-0001, or online at www.ethicspoint.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The following table shows ownership of the Common Shares of the Company on the record date by each person who, to the knowledge of the Board of Directors, owned beneficially more than 5% of the Common Shares:

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Class

PRIMECAP Management Company(1)	11,363,325	12.62%
225 So. Lake Avenue #400
Pasadena, CA 91101
Franklin Resources, Inc.,(2)	7,671,011	8.60%
Charles B. Johnson, Rupert H. Johnson, Jr.,
Franklin Advisers, Inc.
One Franklin Parkway
San Mateo, CA 94403
Barclays Global Investors, NA,(3)	6,240,836	7.05%
45 Fremont Street, 17th Floor
San Francisco, CA 94105
Wellington Management Company, LLP(4)	6,235,410	6.98%
75 State St.
Boston, MA 02109
Private Capital Management, L.P.,(5)	4,485,721	5.40%
Bruce S. Sherman and Gregg J. Powers
8889 Pelican Bay Blvd.
Naples, FL 34108

(1)	Based on information set forth on a Schedule 13G/ A dated January 11, 2005, filed with the SEC by PRIMECAP Management Company. These shares are held with sole voting power as to 1,785,875 shares and sole dispositive power as to 11,363,325 shares.

(2)	Based on information set forth on a Schedule 13G/ A dated February 14, 2005, filed with the SEC by Franklin Resources, Inc. These shares are held as follows: Franklin Advisers, Inc. holds sole voting and dispositive power as to 6,986,654 shares; Franklin Templeton Portfolio Advisors, Inc. holds sole voting and dispositive power as to 677,859 shares; and Fiduciary Trust Company International holds sole voting and dispositive power as to 6,498 shares.

(3)	Based on information provided by Barclays Global Investors, NA on behalf of Barclays Global Investors, NA and related entities. These shares are held with sole voting power as to 5,196,868 shares and sole dispositive power as to 1,043,968 shares.

(4)	Based on information set forth on a Schedule 13G dated February 14, 2005, filed with the SEC by Wellington Management Company, LLP. These shares are held with shared voting power as to 4,613,460 shares and shared dispositive power as to 6,235,410 shares.

(5)	Based on information set forth on a Schedule 13G/ A dated February 14, 2005, filed with the SEC by Private Capital Management, L.P (PCM). Bruce S. Sherman is CEO of PCM. Gregg J. Powers is President of PCM. In these capacities, PCM, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with regard to 4,485,721 shares.

SECURITY OWNERSHIP OF MANAGEMENT
      The following table sets forth the beneficial ownership of Common Shares of the Company by the directors, certain executive officers named in the Summary Compensation Table, and all executive officers and directors as a group as of June 30, 2005:

	Number of		Percent
Name	Shares(1)		of Class

Pauline Lo Alker	57,617		*
A. Gary Ames	81,413		*
Gerry B. Cameron	68,129		*
David N. Campbell	70,782		*
Frank C. Gill	69,623		*
Merrill A. McPeak	63,390		*
Robin L. Washington	0		*
Cyril J. Yansouni	22,124		*
Richard H. Wills	697,123	(2)	*
Colin L. Slade	178,721	(3)	*
Richard D. McBee	137,925	(4)	*
David S. Churchill	194,614		*
James F. Dalton	170,708	(5)	*
All current directors and executive officers as a group (15 individuals)	1,828,379		2.15%

*	Less than one percent.

(1)	Unless otherwise indicated, each individual has sole voting and investment power with respect to these shares. Includes Common Shares represented by stock options that are currently exercisable under the Company’s stock plans, for which the individual Non-Employee Director has no voting or investment power, as follows: Alker, Ames, Cameron, Campbell, Gill, and McPeak (45,000 shares each); and Yansouni (20,000 shares).

Includes shares issued under the Company’s Stock Compensation Plan for Non-Employee Directors and deferred pursuant to the Non-Employee Directors’ Stock Deferral Plan as follows: Mrs. Alker (2,124 shares), Mr. Ames (1,194 shares), Mr. Cameron (14,129 shares), Mr. Campbell (20,591 shares), Mr. McPeak (16,390 shares), and Mr. Yansouni (2,124 shares). Shares are held in trust, and the directors have no voting or investment power with respect to these shares.

Includes Common Shares represented by stock options that are currently exercisable or become exercisable within 60 days as follows: Mr. Wills (613,750 shares), Mr. Slade (141,750 shares), Mr. McBee (111,250 shares), Mr. Churchill (176,250 shares), Mr. Dalton (145,850 shares), and all officers and directors as a group (1,639,100 shares), for which the individual has no voting or investment power.

Includes shares held under the Tektronix 401(k) plan and the Tektronix Stock Fund, an investment option of the Tektronix 401(k) plan, by Mr. Wills (4,989 shares), Mr. Slade (4,358 shares), Mr. McBee (8,563 shares), Mr. Churchill (9,194 shares), and Mr. Dalton (3,468 shares), as to which they have voting but no investment power.

(2)	Includes 10,864 shares credited to a stock account under the Company’s Stock Deferral Plan, for which Mr. Wills has no voting or investment power, and 40,000 restricted shares that are subject to forfeiture to the Company under certain conditions and to which Mr. Wills has voting but no investment power.

(3)	Includes 13,000 restricted shares that are subject to forfeiture to the Company under certain conditions and to which Mr. Slade has voting but no investment power.

(4)	Includes 10,000 restricted shares that are subject to forfeiture to the Company under certain conditions and to which Mr. McBee has voting but no investment power.

(5)	Includes 192 shares credited to a stock account under the Company’s Stock Deferral Plan, for which Mr. Dalton has no voting or investment power, and 10,000 restricted shares that are subject to forfeiture to the Company under certain conditions and to which Mr. Dalton has voting but no investment power.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table discloses compensation received by the Company’s Chief Executive Officer and the four remaining most highly paid executive officers (collectively, the “Named Officers”) for services rendered as executive officers for the last three fiscal years.

						Long-Term Compensation Awards
		Annual Compensation
						Restricted		Securities
				Other Annual		Stock		Underlying	All Other
		Salary	Bonus	Compensation		Awards		Options	Compensation
Name and Principal Position	Year	($)	($)(1)	($)		($)		(#)(2)	($)(3)

Richard H. Wills	2005	$623,077	$972,000	$0		$774,250	(4)	100,000	$19,377	(5)
Chairman, President,	2004	596,154	1,192,300	0		481,350	(6)	100,000	19,090	(5)
and Chief Executive Officer	2003	542,308	189,808	0		0		120,000	21,752	(5)
Colin L. Slade	2005	$339,231	$343,980	$0		$232,720	(7)	35,000	$10,985
Sr. Vice President and	2004	328,846	427,500	0		320,900	(8)	30,000	12,381
Chief Financial Officer	2003	312,385	65,601	0		0		60,000	10,290
Richard D. McBee	2005	$298,846	$279,720	$0		$174,540	(9)	25,000	$12,681
Sr. Vice President,	2004	284,231	312,700	0		128,360	(10)	28,000	12,994
Worldwide Sales, Service and Marketing	2003	273,077	47,788	0		194,700	(11)	50,000	9,086
David S. Churchill(12)	2005	$308,462	$240,600	$28,564	(13)	$174,540	(9)	25,000	$12,808
Former Sr. Vice	2004	289,231	289,200	0		128,360	(10)	28,000	12,254
President, Communications	2003	278,462	48,731	0		194,700	(11)	50,000	8,615
and Video
James F. Dalton	2005	$299,385	$233,520	$0		$174,540	(9)	25,000	$10,105
Sr. Vice President,	2004	278,846	278,800	0		128,360	(10)	28,000	7,373
Corporate Development	2003	263,846	46,173	0		0		50,000	5,175

(1)	Includes amounts paid or deferred under the Annual Performance Incentive Plan.

(2)	Options were granted in the year indicated. Additional information regarding the options granted during fiscal year 2005 is set forth in the “Stock Option Grants in Last Fiscal Year” table.

(3)	Except as otherwise indicated, represents amounts contributed by the Company under the Company’s 401(k) Plan.

(4)	Represents stock awarded on June 23, 2004 under which Mr. Wills has the right to receive, subject to vesting, 25,000 shares of common stock. The stock award vests 50% on June 23, 2008 and 50% on June 23, 2009. The value set forth above is based on the closing price on the date of grant, June 23, 2004, which was $30.97. As of May 28, 2005, he holds a total of 40,000 shares as to which restrictions have not lapsed, with an aggregate market value of $917,600. Dividends are paid on these restricted shares.

(5)	Includes $6,770 supplemental long-term disability plan premium payments for Mr. Wills ($6,790 for 2004 and 2003).

(6)	Represents stock awarded on January 20, 2004 under which Mr. Wills has the right to receive, subject to vesting, 15,000 shares of common stock. The stock award vests 50% on January 20, 2006 and 50% on January 20, 2007. The value set forth above is based on the closing price on the date of grant, January 20, 2004, which was $32.09. Dividends are paid on these restricted shares.

(7)	Represents stock awarded on January 18, 2005 under which Mr. Slade has the right to receive, subject to vesting, 8,000 shares of common stock. The stock award vests 50% on January 18, 2007 and 50% on January 18, 2008. The value set forth above is based on the closing price on the date of grant, January 18, 2005, which was $29.09. As of May 28, 2005, he holds a total of 13,000 shares as to which restrictions have not lapsed, with an aggregate market value of $298,220. Dividends are paid on these restricted shares.

(8)	Represents the fair market value of 10,000 restricted shares granted to Mr. Slade on January 20, 2004. The shares are subject to two year vesting from the date of grant. The value set forth above is based on the closing price on the date of grant, January 20, 2004, which was $32.09. Dividends are paid on these restricted shares.

(9)	Represents stock awarded on January 18, 2005 under which Messrs. McBee, Churchill, and Dalton each have or had the right to receive, subject to vesting, 6,000 shares of common stock. Each stock award vests 50% on January 18, 2007 and 50% on January 18, 2008. The value set forth above is based on the closing price on the date of grant, January 18, 2005, which was $29.09. As of May 28, 2005, Messrs. McBee and Churchill held 15,000 shares each as to which restrictions have not lapsed, with an aggregate market value of $344,100 each. As of May 28, 2005, Mr. Dalton held 10,000 shares as to which restrictions have not lapsed, with an aggregate market value of $229,400. Dividends are paid on these restricted shares.

(10)	Represents stock awarded on January 20, 2004 under which Messrs. McBee and Churchill each have or had the right to receive, subject to vesting, 4,000 shares of common stock. The stock award vests 100% on January 20, 2006. The value set forth above is based on the closing price on the date of grant, January 20, 2004, which was $32.09. Dividends are paid on these restricted shares.

(11)	Represents the fair market value of 10,000 restricted shares granted on June 19, 2003 to each of Messrs. McBee and Churchill. The shares are subject to three-year vesting from the date of grant. The value set forth above is based on the date of grant, June 19, 2003, which was $21.08. Dividends are paid on these restricted shares.

(12)	Mr. Churchill resigned from the Company on June 2, 2005. Restricted stock grants and stock options that were not vested as of such date were forfeited to the Company or terminated pursuant to their terms.

(13)	Relocation and automobile expenses associated with Mr. Churchill’s tenure in Richardson, Texas paid by the Company on his behalf.
Stock Option Grants in Last Fiscal Year
      The following table provides information on stock options awarded during the last fiscal year to Named Officers under the Company’s stock option plans.

	Individual Grants

	Number of	Percent of
	Securities	Total Options	Exercise
	Underlying	Granted to	or Base		Grant Date
	Options	Employees in	Price	Expiration	Present Value
Name	Granted(#)(1)	Fiscal Year	($/Sh)	Date	($)(2)

Richard H. Wills	100,000	3.4%	$28.6900	01/18/15	$932,000
Colin L. Slade	35,000	1.2%	$28.6900	01/18/15	$326,200
Richard D. McBee	25,000	0.9%	$28.6900	01/18/15	$233,000
David S. Churchill	25,000	0.9%	$28.6900	01/18/15	$233,000
James F. Dalton	25,000	0.9%	$28.6900	01/18/15	$233,000

(1)	The options were granted on January 18, 2005 at 100% of the fair market value on the date of grant pursuant to the Company’s stock option plans. Each option becomes exercisable to the extent of 25% of the shares in 12-month increments, and the optionee may exercise the option for a period of ten years provided that the optionee has been continuously employed by the Company or one of its subsidiaries. Each option is subject to accelerated vesting in the event of a future change in control of the Company or the occurrence of certain events indicating an imminent change in control of the Company. Vesting is also accelerated upon the death or disability of the optionee.

(2)	The Company has used a modified Black-Scholes model of option valuation to estimate grant date present value. The actual value realized, if any, may vary significantly from the values estimated by this model. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised. The assumptions used to estimate the January 18, 2005 grant date present value were volatility (32.70%), risk-free rate of return (3.67), dividend yield (.83%), and time to exercise (5.07 years).

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table indicates (i) stock options exercised by the Named Officers during the last fiscal year; (ii) the number of shares subject to exercise (vested) and unexercisable (unvested) stock options as of May 28, 2005; and (iii) the fiscal year-end value of “in-the-money” unexercised options.

			Number of Securities		Value of Unexercised
	Number		Underlying Unexercised		In-the-Money Options at
	of Shares		Options at Fiscal Year-End		Fiscal Year-End(1)(2)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard H. Wills	15,000	$152,959	613,750	266,250	$1,398,888	$362,175
Colin L. Slade	0	$0	141,750	99,250	$298,338	$180,360
Richard D. McBee	0	$0	111,250	81,750	$199,218	$150,300
David S. Churchill	7,500	$117,533	176,250	81,750	$386,580	$150,300
James F. Dalton	4,900	$55,408	145,850	81,750	$273,904	$150,300

(1)	The unrealized value of in-the-money options at year-end represents the aggregate difference between the market value on May 27, 2005 and the applicable exercise prices. The closing price of the Company’s Common Shares on the last trading day of the fiscal year was $22.94.

(2)	“In-the-money” options are options whose exercise price was less than the market price of Common Shares at May 28, 2005.
Cash Balance Plan
      The Tektronix Cash Balance Plan is an integrated, account-based, defined benefit plan funded entirely by the Company. Employees who are officers of the Company participate in the Cash Balance Plan on the same basis as other employees. The Cash Balance Plan was closed to employees hired after July 31, 2004. Employees outside the U.S. are covered under different retirement plans varying from country to country.
      The Retirement Equalization Plan is a supplemental plan to the Tektronix Cash Balance Plan to provide covered officers and other covered employees with the total amount of retirement income that they would otherwise receive under the Cash Balance Plan but for legislated ceilings in compliance with certain sections of the Internal Revenue Code which limit retirement benefits payable from qualified plans.
      Under the provisions of the Cash Balance Plan, a cash balance account is established for each participant at plan entry and increased over time with pay and interest credits. Pay credits are equal to 3.5% of eligible pay and are credited to each participant’s cash balance account as of each payroll. The plan is integrated with Social Security and pay credits increase to 7.0% of pay once a participant’s earnings exceed the Social Security wage base for that year. Interest credits are based on one-year Treasury constant maturity rates and are credited to a participant’s cash balance account as of each month end. At termination of employment, a participant (if vested) becomes entitled to receive his or her cash balance account in a single payment or have it converted to a monthly annuity payable for life (or over a joint lifetime with his or her beneficiary). Payment can be delayed until the participant reaches age 65.
      Certain special provisions apply for employees who were active participants under the Tektronix Pension Plan as of December 31, 1997. Effective January 1, 1998 (the date the Tektronix Pension Plan was amended to become the Tektronix Cash Balance Plan), an initial cash balance account based on the benefit levels provided under the Tektronix Pension Plan was established for each eligible employee employed on or before December 31, 1997. In addition, pay credits for these employees are 4.5% instead of 3.5%, and pay credits increase to 9.0% of pay once a participant’s earnings exceed the Social Security wage base for that year. A special transition benefit applies for employees age 40 and vested as of December 31, 1997 or employees with 15 or more years of service as of December 31, 1997, regardless of age, and who qualify for early retirement at termination.
      Estimated annual benefits payable to each of the Named Officers under the Tektronix Cash Balance Plan and the Retirement Equalization Plan (and not including payments from their separate 401(k) Plans) are as follows: Mr. Wills: $26,435.16; Mr. Slade: $14,546.52; Mr. McBee: $6,121.44; Mr. Churchill: $9,246.00; and Mr. Dalton: $8,314.32. This assumes conversion of the balances in the Cash Balance Plan and the Retirement Equalization Plan into an annual annuity with the first payment beginning June 1, 2005, payable for life.
Employment and Other Agreements
      Each of the Named Officers has an Executive Severance Agreement or similar agreement with the Company pursuant to which the officer would receive severance pay in the event that his employment is terminated by the Company other than for cause, death or disability. Upon such termination, the officer would receive a severance payment generally equal to his annual base salary, benefits under certain of the Company’s incentive plans prorated for the portion of the year during which the officer was a participant and certain outplacement and insurance benefits. Mr. Wills would receive twice his annual base salary and twice his benefits at target under the Annual Performance Incentive Plan (APIP). No benefits are payable under the Executive Severance Agreement if the officer receives severance payments under any other agreement with the Company.
      Messrs. Wills, Slade and Dalton each have an employment agreement with the Company pursuant to which, in the event of a tender or exchange offer for more than 25% of the Company’s outstanding stock, the officer has agreed to remain with the Company until such offer has been terminated or abandoned or a change in control of the Company has occurred. Except for this agreement by the officer to remain so employed by the Company, either the Company or the officer may terminate the employment at any time, subject to the Company’s obligation to provide benefits specified in the agreement following a change in control. The agreements continue in effect until December 31 of each year, and are generally automatically renewed on an annual basis. Prior to a change in control, the Company may terminate any of the agreements if there is a change in the officer’s position other than as a result of a promotion. In the event the officer is terminated within 24 months following a change in control, the officer is entitled to a cash severance payment equal to three times his annual base salary based on the salary in effect prior to termination and certain relocation and insurance benefits. Mr. Wills would also receive three times his benefits at target under APIP. However, such amounts will not be payable if termination is due to death, normal retirement or voluntary action of the officer other than for good reason, or by the Company for cause or permanent disability.

ORGANIZATION AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
Organization and Compensation Committee
      The Organization and Compensation Committee of the Board of Directors (the “Committee”) consists entirely of non-employee independent directors as defined by New York Stock Exchange rules and the Company’s independence guidelines. The Committee’s authority and responsibilities are set forth in a charter adopted by the Board of Directors. The charter is reviewed annually. The Committee approves compensation of executive officers, including the Chief Executive Officer. The Committee is responsible for approving executive compensation programs, including incentive compensation and benefit plans, makes recommendations to the Board of Directors with respect to equity-based plans and oversees the Company’s equity-based programs. The Committee also reviews and assists in the development of an organizational structure and programs that will attract, retain and promote executives to meet the present and future leadership needs of the Company, including succession planning for senior management positions. The Committee’s charter is available for review on the Company’s Web site at www.tektronix.com.
Overall Compensation Philosophy
      The Board of Directors and the Committee believe that the Company’s total executive compensation programs should be related to short and long-term corporate performance and improvement in shareholder value. The Company has developed a total compensation philosophy that ties a significant portion of annual executive compensation to achieving pre-established financial results. The overall objectives of these executive compensation programs are to:

•	Attract and retain talented executives;

•	Motivate executives to achieve long-term business strategies while achieving near-term financial targets; and

•	Align executive performance with Tektronix’ goals for delivering shareholder value.
      The Company has base pay, annual cash incentive and long-term incentive compensation programs for its executives, as well as retirement plans, including 401(k) and cash balance plans. The Company also has an employee stock purchase plan. Each element of the program serves a somewhat different purpose, but in combination the program enables the Company to support stated compensation policies and to offer compensation that is competitive with compensation offered by technology companies of similar size and complexity. The Committee uses comparative information from three surveys of companies of comparable size in the technology industry for establishing executive compensation goals. During each of the last three fiscal years the Committee has directly engaged an outside compensation and benefits consultant to assist its work on executive compensation.
      During fiscal year 2005 the Committee reviewed the Company’s existing executive compensation programs in light of current industry practices and trends. The Committee reviewed, for each executive officer, base salary, annual cash incentives, stock option grants, and restricted stock grants. The Committee compared these compensation components to compensation at companies considered to be comparable to Tektronix. Compensation is more variable for employees with higher level of responsibility, with the Chief Executive Officer’s compensation subject to the most variation. The Committee made determinations of base salary, annual cash incentives and long-term incentives that it believes are appropriate and reasonable and are appropriately linked to individual and corporate performance.
Base Salaries
      Base salaries for executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual and by reference to the competitive marketplace for corporate executives, including a comparison to base salaries for comparable positions at other similarly sized technology companies. Median levels of base pay provided by comparator companies form the primary reference in determining the salaries of executive officers.
      Salary adjustments are determined by evaluating the performance of the Company and each executive officer and also take into account any new responsibilities, as well as salaries for comparable positions at peer companies. The Committee, when appropriate, also considers non-financial performance measures that focus attention on improvement in management processes.
Annual Cash Incentive Compensation
      Annual Performance Incentive and Other Cash Bonus Plans. Tektronix’ executive officers participate in the Company’s Annual Performance Incentive Plan (APIP), an annual cash incentive compensation plan. Other designated employees also participate in APIP. Company performance objectives are established at the beginning of the fiscal year. The Company’s performance objectives for the last fiscal year were specified levels of net sales and operating income before income taxes (excluding nonrecurring items at the discretion of the Committee for executive officers or the Chief Executive Officer for other key employees). For fiscal year 2005, one-half of the award was based on net sales and one-half of the award was based on operating income before income taxes. The Committee set a threshold and a target level for each measure of Company performance, which determined the cash amount payable under the plan. If Company performance on a measure is below the threshold level, no incentive payment is made for that measure. Each executive officer is assigned a percentage of base pay (targeted amount) used to calculate benefits under the APIP. For fiscal year 2005, the targeted amount was 100% of base pay for the Chief Executive Officer and ranged from 50% to 65% of base pay for other executive officers. Under the APIP, the executive officer can receive from 0% to 200% of the targeted amount, depending on the Company’s actual performance compared to the target levels. For example, if the Company achieves the target level of each measure, an executive officer receives 100% of that executive officer’s targeted amount. The Committee establishes target incentive opportunities for individual positions based on the responsibilities of the position, the ability of the position to impact financial and corporate goals and a comparison of incentives provided to comparable positions at other similarly sized technology companies, with incentives targeted to provide total annual cash compensation at the median level provided by comparable companies. For fiscal year 2005, the executive officers received 156% of their respective targeted amounts under the APIP.
      Results Sharing Plan. Most employees of Tektronix, not including executive officers, commissioned sales people and other participants in APIP, participate in the Results Sharing Plan. In general, benefits from the Results Sharing Plan are based on consolidated operating income, to the extent that operating income before results sharing and other incentives (excluding nonrecurring items at the discretion of the Chief Executive Officer) exceeds a threshold amount that is determined in advance for each year. Accordingly, the Results Sharing Plan requires employees to produce a predetermined threshold of operating income for the shareholders before receiving any benefits. Payments under this plan are calculated as a percent of base pay, and are made semi-annually.
Long-term Incentive Compensation
      To align shareholder and executive officer interests and to create incentives for improving shareholder value, the long-term component of the Company’s executive compensation program uses stock option awards and restricted stock grants. Stock options and restricted stock grants to executive officers have been made from the 2002 Stock Incentive Plan. All stock option and restricted grants are from shareholder approved plans. The size of long-term incentive award levels (including awards to the Chief Executive Officer) reflect job responsibilities and are based in part on compensation data from a comparative group of technology companies. Awards are designed to provide compensation opportunities in the range of the median of awards for similar positions in the technology electronics industry for upper quartile performance based upon financial measures. For each executive officer, the Committee determines an appropriate value of long-term incentive compensation and allocates it between stock options and restricted stock.

      Stock Options. Stock options provide rewards to executives upon creation of incremental shareholder value. Stock option awards are made annually to executive officers and are generally awarded at the same time that awards are made to key contributors who are not executive officers. The Company also grants stock options at fair market value to new executive officers as a further inducement to join the Company. Stock options provide incentive for the creation of shareholder value over the long term because the full benefit of the compensation package cannot be realized unless the price of Company Common Shares appreciates over a specified number of years. Options are granted with exercise prices equal to the fair market value of Tektronix Common Shares on the grant date. Options have a ten-year term and typically fully vest over four years from the grant date (25% each year).
      Restricted Stock. Restricted stock awards are annually granted to executive officers and other key employees under the Company’s shareholder approved plans. Restricted stock is subject to forfeiture if employment terminates before the stock vests and may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Restricted stock awards are used primarily as a retention device and to align employee and shareholder interests. Restricted stock grants to executive officers often begin vesting two years from the grant date.
Stock Ownership Guidelines
      Key executives are encouraged to own stock. The Chief Executive Officer is encouraged to own Tektronix stock equal to five times his annual base salary. Other executive officers are encouraged to own three times their base salary. It is expected that they will make substantial progress towards achieving these ownership levels within five years of election to their positions.
Retirement Plans
      The Company makes contributions for eligible employees (including executive officers) under its Cash Balance Plan (see “Cash Balance Plan”) and its 401(k) Plan. Under the 401(k) Plan, eligible employees may elect to have up to 50% of their pay contributed to the plan, subject to certain tax limitations ($13,000 in calendar year 2004 and $14,000 in 2005). The Company makes matching contributions up to 4% and fixed contributions equal to 2% of the participant’s compensation, subject to tax limitations. All fixed contributions by the Company are invested entirely in Common Shares of the Company. All matching contributions are in cash and may be invested in funds of the employee’s choice, including Common Shares of the Company.
Deferred Compensation Plan
      Senior executives can generally elect to defer up to 90% of their compensation. Cash amounts credited to the Deferred Compensation Plan earn a rate of return equal to the rate of return on earnings indices selected in advance by the executive. Tektronix Common Shares and stock option gains that are deferred will earn a rate of return based upon the performance of Tektronix Common Shares. Deferred amounts will be paid in a lump sum or in annual installments for up to 15 years, as elected by the executive.
Employee Stock Purchase Plan
      All qualifying employees, including executive officers, can participate in the Tektronix, Inc. Employee Stock Purchase Plan. Under this plan, employees can acquire Common Shares of the Company through regular payroll deductions of up to 10% of base pay plus commissions, subject to the limitation that not more than $25,000 in value of stock may be purchased annually. During fiscal 2005, the purchase price of the shares was the lesser of 85% of the closing market price of the Common Shares as of the first or last day of a six month offering period. Effective beginning with purchases in July 2006, the purchase price of the shares will be 85% of the market price as of the date of purchase.
Compensation of the Chief Executive Officer
      In June 2004, the Committee set Richard H. Wills’ salary at $625,000. When setting the base salary, the Committee took into account a comparison of base salaries, incentives and perquisites for chief executive officers of peer companies, the Company’s success in meeting its performance objectives, the assessment by the Committee of Mr. Wills’ individual performance and contributions, and current economic conditions. The Committee believes that Mr. Wills’ annual base salary falls in the median range of salaries for similar positions at similar companies. Mr. Wills’ participation in the Annual Performance Incentive Plan (APIP) for the last fiscal year was tied to the Company’s achieving pre-established levels of net sales and operating income before taxes. The Committee believes that Mr. Wills’ targeted APIP level was in the median range of bonus opportunities for similar positions at similar companies. Mr. Wills’ APIP award for fiscal year 2005 was $972,000, which was approximately 156% of his target APIP targeted amount. In January 2005, Mr. Wills was granted stock options for 100,000 shares vesting equally over 4 years, and in June 2004 he was granted 25,000 restricted shares that vest 50% in June 2008 and 50% in June 2009.
Deductibility of Compensation
      Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers. The $1,000,000 cap on deductibility will not apply to compensation that qualifies as “performance-based compensation”. Under the regulations, performance-based compensation includes compensation received through the exercise of a non-statutory stock option that meets certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. It is the Company’s general intention to grant options that meet the requirements of the regulations. The Company believes that compensation paid under its stock incentive plan qualifies as deductible under Section 162(m). Qualifying compensation for deductibility under Section 162(m) is one of many factors the Committee considers in determining executive compensation arrangements. Deductibility will be maintained when it does not conflict with compensation objectives.
      Organization and Compensation Committee report submitted by:

Gerry B. Cameron, Chairman
Pauline Lo Alker
David N. Campbell
Frank C. Gill
Merrill A. McPeak

PERFORMANCE GRAPH
      The graph below compares the cumulative total shareholder return on the Company’s Common Shares with that of the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Information Technology Composite Index over a period of five years commencing on May 31, 2000 and ending on May 31, 2005. The graph assumes $100 invested on May 31, 2000 in Tektronix Common Shares and $100 invested at that time in each of the S&P indexes. The comparison assumes that all dividends are reinvested.
Comparison of Five-Year Cumulative Total Return
Fiscal Years

			S&P
			Info-Tech
Fiscal Year	Tektronix	S&P 500	Composite

2000	100	100	100
2001	91.63	89.45	52.63
2002	75.81	77.06	36.95
2003	78.80	70.85	34.91
2004	118.46	83.83	42.58
2005	85.76	90.74	42.97

EQUITY COMPENSATION PLAN INFORMATION
      The Company maintains stock option plans for selected employees. Under the terms of the plans, stock options are granted at an option price not less than the market value at the date of grant. Other options generally vest over four years and expire ten years from the date of grant. The following table sets forth information regarding equity compensation plans of the Company as of May 28, 2005:

	Equity Compensation Plan Information

	Number of Securities		Number of Securities
	to Be Issued	Weighted Average	Remaining Available
	upon Exercise of	Exercise Price of	for Future Issuance
	Outstanding Options,	Outstanding Options,	(excluding shares
	Warrants and Rights	Warrants and Rights	listed in (a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Shareholders
2002 Stock Incentive Plan	7,277,996	$22.97	1,278,302
1998 Stock Option Plan	1,802,990	$22.51	0
1989 Stock Incentive Plan	3,934,768	$29.17	0
Employee Stock Purchase Plan	175,671	$21.05	146,371
Equity Compensation Plan Not Approved by Shareholders
2001 Stock Option Plan(1)	35,431	$25.69	0

Total(2)	13,226,856	$24.73	1,424,673

(1)	This plan was adopted by the Board of Directors for the sole purpose of making grants to new non-officer employees who join the Company as a result of acquisitions, and grants were limited to such non-officer employees. Options with a term of 10 years were granted at fair market value at the time of grant. The terms of the options are substantially the same as the options granted under plans approved by shareholders. The Board of Directors terminated this Plan, therefore there will be no further grants.

(2)	These totals do not include information relating to the Inet Stock Option Plan, which was approved by the shareholders of Inet Technologies, Inc. and assumed by the Company in a transaction approved by shareholders of Inet. No additional grants will be made under this plan. The applicable information for the Inet Stock Option Plan is as follows: (i) 1,126,193 securities are issuable upon exercise of outstanding options and 7,410 rights; (ii) the weighted average exercise price of outstanding options, warrants and rights is $61.28; and (iii) no securities are available for future issuance.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Company’s Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. Executive officers, directors and beneficial owners of more than 10% of the Company’s Common Shares are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons, the Company believes that all filing requirements applicable to its executive officers, directors, and 10% shareholders were complied with on a timely basis during the last fiscal year.

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm
The Board of Directors Recommends a Vote “FOR” the Ratification of Selection of
Deloitte & Touch LLP, an Independent Registered Public Accounting Firm, as the
Company’s Independent Auditors for the 2006 Fiscal Year.
INFORMATION CONCERNING AUDITORS
Independent Accountants
      The Board of Directors selected the accounting firm of Deloitte & Touche as the Company’s independent accountants for the 2005 fiscal year and for the current fiscal year 2006. Deloitte & Touche refers to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates. A representative of Deloitte & Touche is expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Fees Paid To Deloitte & Touche
      All services to be provided by Deloitte & Touche are required to be approved by the Audit Committee in advance. The audit and audit-related services are approved annually. With respect to services for other than audit and audit-related services, at least annually, the independent auditor submits to the Audit Committee, for its approval, anticipated engagements for the ensuing year, either at the time that the Audit Committee reviews and approves the annual audit engagement, or at a time specifically scheduled for reviewing such other services. Quarterly, and in conjunction with the Audit Committee’s regularly scheduled meetings, the independent auditor presents to the Audit Committee for pre-approval any proposed engagements not previously reviewed and approved. In the event that an audit or non-audit service requires approval prior to the next regularly scheduled meeting of the Audit Committee, the auditor must contact the Chairman of the Audit Committee to obtain such approval. The approval will be reported to the Audit Committee at its next regularly scheduled meeting.
      The following table shows the fees that the Company paid or accrued for the audit and other services provided by Deloitte & Touche for fiscal years 2004 and 2005 and approved by the Audit Committee in accordance with its policies:

	2004	2005

Audit Fees	$1,412,500	$2,266,000
Audit-Related Fees	230,852	165,000
Tax Fees	167,294	159,000
All Other Fees	0	0

Total	$1,810,646	$2,590,000
      Audit Fees. This category includes fees for services rendered for the audit of the annual financial statements included in Form 10-K, the audit of the Company’s internal controls over financial reporting, review of the quarterly financial statements included in Form 10-Q, and the audit of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002, Section 404. In addition, amounts include fees for statutory filings and audits, issuance of consents and assistance with and review of documents filed with the Securities and Exchange Commission. The cost of complying with Section 404 of the Sarbanes-Oxley Act of 2002 contributed significantly to the increase in audit fees in fiscal year 2005.
      Audit Related Fees. This category includes fees for services which include employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultation concerning financial accounting and reporting standards and other attest services.
      Tax Fees. This category includes fees for tax compliance, tax planning and tax advice.

      The following report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933 (“Securities Act”), as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not otherwise be deemed filed under such Acts.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal control processes, legal compliance, and independent and internal auditors. Each member of the Committee is an independent director as determined by the Board of Directors, based on the New York Stock Exchange listing rules and the Company’s independence guidelines. Each member of the Committee also satisfies the Securities and Exchange Commission’s additional independence requirement for members of audit committees. In addition, the Board of Directors has determined that Robin L. Washington is an “audit committee financial expert,” as defined by SEC Rules.
      The Audit Committee met nine times during fiscal year 2005. The Committee operates pursuant to a written charter approved by the Board of Directors. The Charter is reviewed annually, and is available for review on the Company’s Web site at www.tektronix.com by following the links to Investors, Corporate Governance, and Committees of the Board. A copy of the charter is attached to this Proxy Statement as Appendix A.
      The Audit Committee, the Board of Directors, management, and the auditors each play a role in maintaining the integrity of the Company’s financial reports and internal control processes.
      Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for establishing and maintaining internal controls and procedures to assure compliance with Generally Accepted Accounting Principles and applicable laws and regulations.
      The independent auditors are accountable to the Audit Committee, and are responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America.
      The Audit Committee stands at the intersection of management, the auditors, and the Board of Directors. Committee members have the experience and training to understand financial statements, and they remain informed of accounting and auditing developments relevant to the Company. The Committee communicates to management and the auditors its goals and expectations in accordance with its delegated responsibilities, and sets the tone for teamwork and effective communication through a supportive but inquisitive relationship with management and the auditors. Each group meets regularly to ensure that expectations are understood and communications are open.
      The Audit Committee fulfills its responsibilities primarily by monitoring the participants and processes involved, and reporting to the Board of Directors. The Audit Committee selects, hires, evaluates and discharges the independent auditors and the internal auditor. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the adequacy of internal controls, and the quality of the Company’s financial reporting. When necessary, the Committee obtains assistance from other outside advisors.
      While the Audit Committee does not perform the roles of the independent auditor or management or conduct its own audit, it performs its duties with diligence and appropriate inquiry when reviewing information provided by management and the independent and internal auditors. The Committee will, when necessary, challenge management and the auditors and take appropriate action.
      As part of its oversight role, the Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended May 28, 2005 with management and with representatives of Deloitte & Touche LLP, the Company’s independent auditors. It has also discussed with representatives of Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received the written disclosures and the letter from

Deloitte & Touche required by Independence Standards Board Standard No. 1 (requiring discussions with the Audit Committee regarding the independence of the auditors). The Committee also concluded that Deloitte & Touche’s provision of non-audit services to the Company, as described in the previous section, is compatible with Deloitte & Touche’s independence.
      Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year ended May 28, 2005, for filing with the Securities and Exchange Commission.
      In addition, the Audit Committee, in consultation with management, the independent auditor and the internal auditors, has reviewed management’s annual report on internal controls over financial reporting and the auditor’s attestation of the report (which annual report and attestation are required pursuant to Section 404 of the Sarbanes Oxley Act of 2002), and has considered the adequacy of the Company’s internal control structure and procedures for financial reporting.
      We are submitting to a vote of our shareholders the matter of ratification of the appointment of our independent auditors for the next fiscal year ending May 27, 2006. This vote is advisory because historically our board of directors (and now the Audit Committee) has the sole responsibility and authority under applicable law (including the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission rules) to engage and terminate our independent auditors. If shareholders vote in substantial numbers against ratification, this fact will be given serious consideration by the Audit Committee in the selection of auditors for the fiscal year ending May 26, 2007.
      Audit Committee report submitted by:

Merrill A. McPeak, Chairman
A. Gary Ames
Gerry B. Cameron
David N. Campbell
Robin L. Washington (appointed to Audit Committee in May 2005)
Cyril J. Yansouni

Proposal 3:	Approval of 2005 Stock Incentive Plan
The Board of Directors Recommends a Vote “FOR” the Approval of the
2005 Stock Incentive Plan.
      The Company currently has one plan, the 2002 Stock Incentive Plan (the “2002 Plan”), from which grants of stock options, restricted stock, and performance-based awards may be made to employees and directors of the Company. During the last fiscal year, the Company used 2,994,937 Common Shares from this plan for stock option grants to employees and directors and 166,600 Common Shares for restricted stock grants to employees. As of May 28, 2005, (the end of the Company’s fiscal year), there were 1,278,302 Common Shares available under the 2002 Plan. Of this amount, 741,680 shares are available for restricted stock grants.
      If approved by shareholders, the 2005 Stock Incentive Plan (the “2005 Plan”) would:

•	Add 3,800,000 shares to the total available for grant.

•	Of this number, allow not more than 2,850,000 shares, or 75% of the total, to be issued as restricted stock, subject to minimum vesting periods as described below.

•	Including the remaining shares available under the existing 2002 Plan, allow a total of 5,078,302 Common Shares to be granted under all plans, of which up to 3,591,680 shares, or 71% of the total, would be available for restricted stock grants.

•	Based upon current projections, allow the Company to provide sufficient grants of awards for the next three years.
Prior, Discontinued Plans; Equity Grants for Acquisitions
      As shown in the Equity Compensation Plan Information section of this Proxy Statement, total outstanding options include those from two prior shareholder approved plans — the 1998 Stock Option Plan and the 1989 Stock Incentive Plan. No grants have been made under these plans since approval of the 2002 Plan in September of 2002, and no grants will be made under these plans in the future. In addition, the Company previously issued options for Common Shares in connection with certain business acquisitions under the 2001 Stock Option Plan. Although this plan was not shareholder approved, the sole purpose of this plan was to allow new-hire option grants to non-executive officer employees who joined the Company as a result of an acquisition or merger. During the last fiscal year, no grants were made from this plan, and the Board of Directors has cancelled any authority to grant options from this plan in the future. Going forward, the only plan from which equity awards may be made will be the 2005 Plan (if approved by shareholders) and the remaining shares under the previously approved 2002 Plan, and the total number of authorized shares under both plans will be 5,078,302.
      Outstanding options also include options that were issued to employees of acquired businesses as a part of the acquisition terms for those businesses. During the last fiscal year, the Company acquired Inet Technologies Inc. As a part of that transaction, options, restricted shares, and restricted share rights held by Inet employees were converted into options for 1,379,617 shares of the Company and 47,472 restricted shares and restricted share rights of the Company. These options, restricted shares and restricted share rights were not issued from the Company’s stock plans, but the unexercised options are included in the overhang calculations discussed below.
Historical Equity Compensation Practices and Future Objectives
      As of May 28, 2005, there were 14,177,378 Common Shares subject to outstanding option awards, with a weighted average exercise price of $28.29 per share and a weighted average remaining term of 7.33 years. As of the same date, there were 85,144,001 shares of Tektronix Common Shares outstanding, and 1,278,302 shares were available under the existing 2002 Plan. The Company’s equity compensation practices have in the past primarily used stock options. As of May 28, 2005, there were 238,350 outstanding shares of unvested, restricted stock.
      Key strategic objectives in the Company’s compensation program are to closely align management’s interests with the long-term interests of Tektronix shareholders, encourage employees to behave like owners of the business by rewarding them when shareholder value is created, and to offer programs that compete effectively for the best talent. In addition, while the Company has consistently monitored and managed overhang to remain within acceptable levels as compared to peer companies, future compensation practices of the Company will include the objective of managing overhang to lower levels in light of increasing investor community concerns regarding what constitutes appropriate levels of dilution. In line with those objectives, the Company closely monitors the following:

•	Simple overhang, which is calculated by dividing the sum of existing option awards outstanding and shares available for grant by Common Shares outstanding;

•	Fully diluted overhang, which is calculated by dividing the sum of existing option awards outstanding and shares available for grant by the sum of Common Shares outstanding plus existing option awards outstanding and shares available for grant;

•	Gross run rate for share usage, which is calculated by dividing the number of shares granted per year (including options, restricted stock, and other equity based awards) by the number of Common Shares outstanding at year end;

•	Net run rate, which is calculated by dividing the number of shares granted per year (including options, restricted stock, and other equity based awards) minus forfeited shares by Common Shares outstanding at year-end.
      As of the end of the fiscal year, the fully diluted overhang was 15.4% and the simple overhang was 18.2%. If the additional 3,800,000 shares reserved for the 2005 Plan had been approved by shareholders and available for grant as of the end of the fiscal year, the Company’s fully diluted overhang would have increased to 18.4% and the simple overhang would have increased to 22.6% as of that date.
      The Company’s gross run rate for the fiscal year just ended was 3.72% and the net run rate was 3.01%. As noted above, during the last fiscal year the Company acquired Inet Technologies, Inc. pursuant to a transaction that required conversion of Inet options and restricted stock held by Inet employees to Company options and restricted stock. Excluding the Inet transaction, the Company’s gross run rate for the fiscal year just ended was 3.71% and the net run rate was 2.83%.
      Historically, the Company has been required to compete for skilled employees with companies offering broad option programs. Of the 14,177,378 awards outstanding, approximately 17% (or 2,431,600 shares) represents awards to executive officers and directors and 83% (or 11,747,718 shares) represents awards to other employees. As noted in the Proxy, directors and executive officers are expected to own stock in accordance with established guidelines.
      As a result, and particularly during the pre-technology sector downturn years, the Company expanded its stock option program to entice and retain a broader range of key employees. The Company’s grant practices have been consistent with the median historical practices of the Company’s peer group. Many of these options, issued prior to the technology downturn, remain unexercised because, in management’s view, the stock price has not reflected the Company’s strong operating performance and consequently a significant portion of outstanding options remain “underwater.” The Company has not repriced options, and the proposed 2005 Plan and the existing 2002 Plan prohibit repricing without shareholder approval.
      We believe that by allowing the Company to continue to offer its employees long-term performance-based compensation through the 2005 Plan, the Company will continue to be able to attract, motivate and retain experienced and highly qualified employees who will contribute to the Company’s financial success. The Company is cognizant of its existing overhang, and future grant plans will be designed to reduce the run rate and overhang to the extent possible in the face of a competitive market. Factors affecting use of equity awards include (i) the changing practices in our highly competitive industry to attract and retain highly skilled technical, engineering and executive employees; (ii) our need to use equity to attract new executive officers to fill vacancies created by exiting officers; (iii) the mix of restricted stock and option awards; and (iv) the timing for adoption of the new accounting rules under FAS 123 requiring the expensing of stock options. Subject to these factors, our goal is to achieve an annual gross run rate of approximately 2% within three years.
Share Repurchases
      The Company has repurchased, over the last fiscal year, 7,827,900 Common Shares. As of May 28, 2005, the program approved by the Board of Directors allows repurchase of up to $352,490,737 of additional Common Shares. Generally, the Company repurchases shares when doing so is accretive to earnings per share, taking into account the effect of reducing the number of outstanding shares and the effect on earnings (typically investment income) resulting from the use of cash. During the last fiscal year, a total of 818,558 Common Shares were issued as a result of stock option exercises (including options issued in connection with acquisitions such as Inet). Repurchased shares are not added back to the pool of authorized shares for any plans, including the proposed 2005 Plan.
Key Features of the 2005 Plan
      The 2005 Plan permits the grant of incentive stock options (ISO’s), non-statutory stock options (NSO’s), stock appreciation rights (“SARs”), restricted stock and performance-based awards for the primary purpose of attracting, motivating, retaining and rewarding talented and experienced employees. Some of the key features of the 2005 Plan include:
      The Plan Life is Limited. Grants can be made under the 2005 Plan over the next 10 years or shorter period determined by the Board of Directors.
      Limit on Shares Authorized, and No Liberal Recycling Provisions. The 2005 Plan authorizes 3,800,000 Common Shares for issuance pursuant to grants under the 2005 Plan. As awards are made, this number is reduced, and shares are added back into the pool of available shares only if options or stock appreciation rights are cancelled or restricted shares are forfeited. The following shares will not be added back to the aggregate plan limit: (1) shares tendered in payment of the option price; (2) shares withheld by the Company to satisfy tax withholding obligations; and (3) shares that are repurchased by the Company with option exercise proceeds. Further, when a SAR is exercised all shares covered by the SAR, not just the shares actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.
      Shares Available For Restricted Stock Awards Limited. Of the shares available for grant under the 2005 Plan, not more than 75% (or 2,850,000), may be used for grants of restricted stock.
      Minimum Restriction and Vesting Periods. For restricted stock and option awards to employees that vest based upon the employee’s continued employment with the Company, the minimum vesting period is generally three years (or in installments during the three year period), except when employment terminates as a result of death, disability, retirement or in connection with certain transactions that may involve a change of control of the Company. For performance-based awards, the minimum vesting period is one year, subject to the same exceptions. An aggregate of 450,000 shares can be issued to participants as stock options, restricted stock and stock appreciation rights without these minimum vesting or restriction periods.
      Limit on Transferability of Options. Options and SARs cannot be transferred except for certain estate planning purposes, upon death and pursuant to domestic relations orders.
      No Discounted Stock Options. The 2005 Plan prohibits the grant of a stock option with an exercise price less than the fair market value of the Company’s Common Shares on the date of grant.
      No Repricing of Stock Options. The 2005 Plan prohibits, without shareholder approval, the repricing of stock options either by amendment of an award agreement or by substitution of a new option award at a lower price.
      Certain Material Amendments to the Plan Require Shareholder Approval. The 2005 Plan requires shareholder approval to amend provisions of the plan relating to the authorized number of shares, the number of shares that can be issued as restricted shares, the repricing or discounted options prohibitions, and the provisions restricting amendments.
      Independent Committee Administration. The 2005 Plan will be administered by a committee of the board consisting of independent directors.
Description of the 2005 Plan
      Certain provisions of the 2005 Plan are summarized below. The complete text of the 2005 Plan is attached to this proxy statement as Appendix B, and the following description of the 2005 Plan is qualified in its entirety by reference to Appendix B.
      Eligibility. All employees, officers, directors, nonemployee agents, consultants, advisers and independent contractors of the Company and its subsidiaries are eligible to be selected for grants under the 2005 Plan. See “Director Compensation” under “Proposal 1. Election of Directors” for information regarding stock options to be granted to directors on an annual basis.
      Administration. The 2005 Plan will be administered by a committee of the Board of Directors consisting entirely of directors who are deemed independent directors under rules of the New York Stock Exchange (the “Committee”). The Committee may promulgate rules and regulations for the operation of the 2005 Plan, will interpret the 2005 Plan and related agreements and will generally supervise the administration of the 2005 Plan. The Committee will determine the individuals to whom grants will be made under the 2005 Plan, the type of grant, the amount of the grants and the other terms and conditions of the grants. Among other actions, the Committee may accelerate any exercise or vesting date, extend the exercise period and amend any provision with respect to an award (except modify restrictions imposed by law or the minimum restriction periods required under the 2005 Plan). The Committee may authorize a director who is also the Company’s Chief Executive Officer to make option grants and restricted stock awards under the 2005 Plan to employees of the Company who are not executive officers, subject to limitations imposed by the Committee.
      Stock Options. The Committee will determine the individuals to whom options will be granted, the option price, the number of shares to be covered by each option, the period of each option and the times at which options may be exercised and whether the option is an incentive stock option (intended to meet all of the requirements of an incentive stock option as defined in Section 422 of the Code) or a non-statutory option. However, (a) any option granted under the 2005 Plan that vests based solely on the grantee’s continued employment with the Company will not be fully exercisable until at least three years from the date of grant and (b) any option granted under the 2005 Plan that vests based solely on the performance of the Company under criteria determined by the Committee at the time of grant will not be fully exercisable until at least one year from the date of grant, except that, as determined by the Committee in the Committee’s sole discretion, (i) an option can become exercisable in installments during the three year or one year period, as applicable, and (ii) the minimum vesting period will not apply in the event of the participant’s death, disability, retirement or termination of employment or in connection with certain transactions that may involve a change of control of the Company. In addition, up to an aggregate of 450,000 additional shares reserved for the 2005 Plan may be issued to any participants under the 2005 Plan pursuant to restricted stock awards or as stock options or stock appreciation rights without minimum restriction or vesting periods.
      The option price cannot be less than 100% of the fair market value of the Common Shares on the date of grant. If an optionee of an incentive stock option at the time of grant owns stock possessing more than 10% of the combined voting power of the Company, the option price may not be less than 110% of the fair market value of the Common Shares on the date of grant and the option term may not be more than five years from the date of grant. The fair market value of shares covered by an option shall be the closing price of the Common Shares last reported or another value of the Common Shares as specified by the Committee. No employee may be granted options under the 2005 Plan for more than an aggregate of 500,000 Common Shares in connection with hiring of the employee or 200,000 Common Shares in any fiscal year otherwise. The 2005 Plan limits the amount of incentive stock options that may vest under the 2005 Plan in any year to $100,000 per employee, based on the fair market value on the grant date of shares covered by such options. No monetary consideration is paid to the Company upon the granting of options. On July 29, 2005, the closing price of the Common Shares as reported in the NYSE Composite Transactions in The Wall Street Journal was $25.06 per share.
      Options may be granted for varying periods established at the time of grant (not to exceed ten years from the date of the grant) and are generally nontransferable except on death of the holder. Options are exercisable in accordance with the terms of an option agreement entered into at the time of the grant. Options may be exercised only while an optionee is in the employ of, or providing services to, the Company or one of its subsidiaries or within one year following termination because of disability or within one year after the death of the optionee or within three months following other termination of employment. If the termination of employment is as a result of death or disability, the option will become fully exercisable. If the employment of the optionee terminates when the optionee is age 55 or older and eligible for retirement under the Tektronix Cash Balance Plan, other than as a result of death or disability, the outstanding options held by the optionee may be exercised by the optionee at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shortest period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination of employment. The Committee may cancel such options of the retiree at any time prior to exercise unless certain conditions are satisfied concerning rendering services for a competitor, nondisclosure of confidential information and assignment of inventions. The 2005 Plan provides that the Committee can vary the terms of the options from those described in this paragraph and, upon a termination of employment, the Committee may extend the exercise period for any period up to the expiration date of the option and may increase the portion of the option that is exercisable.
      On or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, in whole or in part, in Common Shares of the Company valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. Upon the exercise of an option, the number of shares subject to the option and the number of shares available for issuance under the 2005 Plan are reduced by the number of shares with respect to which the option is exercised, without reduction to reflect any shares surrendered in payment or withheld to satisfy withholding obligations. Option shares granted under the 2005 Plan that are not purchased prior to the expiration, termination or cancellation of the options are again available for future awards under the 2005 Plan.
      At the time of grant or at a later date, the Committee may provide for accelerated vesting of options granted under the 2005 Plan in the event of a future change in control of the Company or the occurrence of certain events indicating an imminent change in control of the Company. Special acceleration provisions may, in certain circumstances, tend to discourage attempts to take over the Company.
      Stock Appreciation Rights. The Committee will determine the terms and conditions of stock appreciation rights granted under the 2005 Plan, including the schedule under which stock appreciation rights vest and become exercisable. However, (a) any stock appreciation right granted under the 2005 Plan that vests based solely on the grantee’s continued employment with the Company will not be fully exercisable until at least three years from the date of grant and (b) any stock appreciation right granted under the 2005 Plan that vests based solely on the performance of the Company under criteria determined by the Committee at the time of grant will not be fully exercisable until at least one year from the date of grant, except that, as determined by the Committee in the Committee’s sole discretion, (i) a stock appreciation right can become exercisable in installments during the three year or one year period, as applicable, and (ii) the minimum vesting period will not apply in the event of the participant’s death, disability, retirement or termination of employment or in connection with certain transactions that may involve a change of control of the Company. In addition, up to an aggregate of 450,000 shares reserved for the 2005 Plan may be issued to any participants under the 2005 Plan pursuant to restricted stock awards or as stock options or stock appreciation rights without minimum restriction or vesting periods. Stock appreciation rights granted with an option may be exercised only to the extent the related option could be exercised. Each stock appreciation right entitles the holder, upon exercise, to receive without payment to the Company (except for applicable withholding taxes) an amount equal to the excess of the fair market value of a Common Share on the exercise date over the fair market value of a Common Share on the date of grant, multiplied by the number of Common Shares covered by the stock appreciation right that is surrendered. Payment by the Company upon exercise of a stock appreciation right shall be made in Common Shares valued at fair market value. Upon the exercise of a stock appreciation right, the number of shares reserved for issuance under the 2005 Plan will be reduced by the number of shares subject to the stock appreciation right, without reduction to reflect the actual number of shares issued upon exercise of the stock appreciation right or the number of any shares withheld to satisfy withholding requirements.
      Restricted Stock. The 2005 Plan provides that the Committee may make restricted stock grants and issue shares under the 2005 Plan for any consideration (including services) determined by the Committee. Shares issued under the 2005 Plan will be subject to the terms, conditions and restrictions determined by the Committee. However, (a) with respect to shares that become fully unrestricted based solely on the grantee’s continued employment with the Company, the minimum restriction period will be the three years from the date of grant, and (b) with respect to shares that become fully unrestricted based solely on the performance of the Company under criteria determined by the Committee at the time of grant, the minimum restriction period shall be the one year from the date of grant, except that, as determined by the Committee in the Committee’s sole discretion, (i) the restrictions can lapse as to shares in installments during the three year or one year period, as applicable, and (ii) the minimum restriction period will not apply in the event of the participant’s death, disability, retirement or termination of employment or in connection with certain transactions that may involve a change of control of the Company. In addition, up to an aggregate of

450,000 shares reserved for the 2005 Plan may be issued to any participants under the 2005 Plan pursuant to restricted stock awards or as stock options or stock appreciation rights without minimum restriction or vesting periods. Upon the issuance of restricted stock, the number of shares reserved for issuance under the 2005 Plan will be reduced by the number of shares issued, without reduction to reflect the number of shares withheld or delivered to satisfy withholding obligations.
      Performance-Based Awards. The Committee may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code denominated at the time of grant either in Common Shares or in dollar amounts consisting of monetary units that may be earned in whole or in part if the Company achieves written objective goals established by the Committee over a designated period of time. Payment of an award earned may be in cash or stock or both, as the Committee determines. The Committee may also impose additional restrictions to payment under a performance-based award in addition to the satisfaction of the performance goals. No participant may receive in any fiscal year stock-based performance awards under which the aggregate amount payable under the awards exceeds the equivalent of 200,000 shares or cash-based performance awards under which the aggregate amount payable exceeds $4,000,000. The 2005 Plan limits to 2,850,000 shares the total number of shares that may be issued under the 2005 Plan as restricted stock and performance-based awards.
      Foreign Qualified Grants. The Committee may adopt such supplements to the 2005 Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws except that no award shall be granted under any such supplement with terms that are more beneficial to the participants than the terms permitted under the 2005 Plan.
      Changes In Capital Structure. The 2005 Plan provides that if the outstanding Common Shares of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any sale, lease, exchange or other transfer, stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment will be made by the Committee in the number and kind of shares available for grants under the 2005 Plan and in all other share amounts set forth in the 2005 Plan. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party, or any sale, lease, exchange or other transfer of all or substantially all of the Company’s assets (each a “Transaction”), the Committee will, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options and stock appreciation rights under the 2005 Plan: (i) outstanding options and stock appreciation rights will remain in effect in accordance with their terms; (ii) outstanding options and stock appreciation rights will be converted into options and stock appreciation rights to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction; or (iii) the Committee will provide a period of 30 days or less prior to the consummation of the Transaction during which outstanding options and stock appreciation rights will be exercisable to the extent they are already vested or vest within that period. Upon the expiration of such period, all unexercised options and stock appreciation rights will immediately terminate. The Committee may, in its sole discretion, accelerate the exercisability of options and stock appreciation rights so that they are exercisable in full during this period. In the event of the dissolution of the Company, options and stock appreciation rights will be treated in accordance with clause (iii) above.
      Amendments. The Board of Directors has the power to suspend or terminate the 2005 Plan at any time. The Committee may at any time modify or amend the 2005 Plan in any respect, except that none of the following modifications or amendments may be made without shareholder approval (except in connection with changes in capital structure): (i) an increase in the number of shares authorized to be issued; (ii) an increase to an amount above 75% of the total shares reserved for the 2005 Plan in the aggregate number of shares allowed to be issued as performance-based awards or restricted stock; (iii) option repricings; (iv) a change in the provisions of the 2005 Plan relating to the option price for non-statutory stock options; or (v) an amendment to the provisions of the 2005 Plan relating to plan amendments. No change in an award already granted shall be made without the written consent of the award holder if the change would adversely affect the holder.

Tax Consequences
      The following description is a summary of the federal income tax consequences of awards under the 2005 Plan. Applicable state, local and foreign tax consequences may differ.
      Certain options authorized to be granted under the 2005 Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of the ISO, although such exercise may produce alternative minimum tax liability for the optionee. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. Ordinarily, if an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price will be taxable as ordinary compensation income in the year of such disqualifying disposition; however, on certain sales or exchanges the amount that is taxable as ordinary compensation is limited to the amount by which the amount realized on the disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.
      Certain options authorized to be granted under the 2005 Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NSO pursuant to the 2005 Plan until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of an NSO, any excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable gain.
      An employee who receives stock in connection with the performance of services will generally realize taxable income at the time the shares become substantially vested for purposes of Section 83 of the Code unless the employee elects under Section 83(b) of the Code within 30 days after the original transfer to recognize income at the time of the original transfer. If the shares are not vested at the time of receipt and no Section 83(b) election is made at the time of the original transfer, the employee will realize taxable income in each year in which a portion of the shares substantially vest. The Company generally will be entitled to a tax deduction equal to the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount.
      In general, no income is realized by the recipient of a stock appreciation right upon grant of the right. The recipient generally will recognize ordinary compensation income equal to the excess of the fair market value of the stock delivered to the recipient upon exercise of the stock appreciation right. The Company generally will be entitled to a deduction in the amount of the ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code. Upon the sale of shares acquired upon exercise of a stock appreciation right, any excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable gain.
      Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to certain of its most highly compensated officers in any year. Under Internal Revenue Service regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the 2005 Plan pursuant to which it is granted meets certain requirements. One requirement is shareholder approval at least once every five years of the per-employee limits on the number of shares as to which options may be granted each year. As discussed above under “Stock Options,” the 2005 Plan limits the options that an employee may be granted to no more than an aggregate of 200,000 Common Shares in any calendar year (500,000 in the year of hire). Shareholder approval of the 2005 Plan will constitute reapproval of the per-employee limit on grants of options under the 2005 Plan of 200,000 shares annually. Other requirements are that the option or award be granted by a committee of at least two outside directors and that the exercise price of the option be not less than fair market value of the Common Shares on the date of grant. The Committee is composed of three outside directors and, thus, meets the requirements of the regulations. Assuming that future option grants or awards are made in compliance with the above requirements, the Company believes that the options or awards will be exempt from the $1,000,000 deduction limit.
Recommendation Of Board Of Directors
      The Board of Directors recommends approval of the 2005 Plan. To be approved, the proposal must be approved by the holders of at least a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% of the Common Shares entitled to vote at the annual meeting. If an executed proxy card is returned and the shareholder has explicitly abstained from voting on the 2005 Plan, the shares represented by such proxy will be considered present at the annual meeting for purposes of determining a quorum and will count as votes cast on the matter but will not count as votes cast in favor of the 2005 Plan and, therefore, will have the same effect as a vote against the 2005 Plan. Broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the results of the vote. The enclosed proxy will be voted in accordance with the instructions specified in the space provided on the proxy form. If no instructions are given, proxies will be voted for approval of the 2005 Plan.
Proposal 4:     Approval of Amended 2000 Employee Stock Purchase Plan
The Board of Directors Recommends a Vote “FOR” the Approval of the
Amended 2000 Employee Stock Purchase Plan.
      The Company’s 2000 Employee Stock Purchase Plan (the “ESPP”) was adopted by the Board of Directors and approved by the shareholders in 2000 and amended by the Board of Directors in 2005. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986. The ESPP permits all full-time employees of the Company and designated subsidiaries to acquire Common Shares through regular payroll deductions of up to 10% of base pay plus commissions. An aggregate of 1,500,000 Common Shares (adjusted to reflect the 2-for-1 stock split in October, 2000) were initially reserved for issuance under the ESPP. As of July 15, 2005, only 146,371 Common Shares were available for purchase under the ESPP. The Board of Directors believes that the availability of an employee stock purchase plan that allows all employees to purchase stock is an important factor in the Company’s ability to attract and retain experienced and talented employees, provides an incentive for better performance and improvement of profits, and serves as a means by which employees may share in the rewards of growth and success. The Board of Directors believes that it is desirable and in the best interests of the Company and its shareholders to continue to provide employees with benefits under the ESPP and that additional shares must be reserved for use under the ESPP. Accordingly, in June 2005, the Board of Directors approved, subject to shareholder approval, an amendment to reserve an additional 1,300,000 Common Shares for issuance under the ESPP. If approved, there will be a total of 1,446,371 Common Shares available for issuance under the ESPP as of July 15, 2005. In addition, in June 2005 the Board of Directors approved an amendment to change the purchase price in any Offering (as defined below) commencing on or after January 15, 2006 from (i) the lower of (a) 85% of the fair market value of a Common Share on the Offering Date (as defined below) or (b) 85% of the fair market value of a Common Share on the Purchase Date (as defined below) to (ii) 85% of the fair market value of a Common Share on the Purchase Date.
      Certain provisions of the amended ESPP are summarized below. The complete text of the amended ESPP is attached to this proxy statement as Appendix C, and the following description of the amended ESPP is qualified in its entirety by reference to Appendix C.

Description of the ESPP
      Shares Reserved for the ESPP. The amended ESPP reserves an additional 1,300,000 shares for issuance pursuant to employee purchases through payroll deductions under the amended ESPP, for a total of 2,800,000 shares (subject to adjustment for changes in capitalization). If the additional shares are approved by shareholders, as of July 15, 2005, the remaining shares available for issuance will be 1,446,371.
      Eligibility. Except as described below, all full-time employees of the Company and designated subsidiaries who have at least one month of service, including employees who are officers or directors, are eligible to participate in the amended ESPP. Any employee who owns or would be deemed to own 5% or more of the voting power or value of all classes of stock of the Company is ineligible to participate in the amended ESPP. Rights to purchase shares under the amended ESPP are not transferable.
      ESPP Offerings and Purchase of Shares. The amended ESPP provides for a series of six-month offerings (“Offerings”), with a new Offering commencing on January 15 and July 15 of each year and ending on July 14 and January 14, respectively. On the first trading day of each Offering (the “Offering Date”), each eligible participating employee will automatically be granted an option to purchase Common Shares to be automatically exercised on the last trading day of the Offering (the “Purchase Date”). No option shall permit an employee to purchase more than 1,000 shares (subject to adjustments for changes in capitalization) or permit an employee’s right to purchase shares under the amended ESPP to accrue at a rate that exceeds $25,000 of fair market value (determined at the Offering Date) for each calendar year that the option is outstanding. Each eligible employee may elect to participate in the amended ESPP by filing a subscription and payroll deduction authorization. Shares may be purchased under the amended ESPP only through payroll deductions of not more than 10% of an employee’s base pay plus commissions. On the Purchase Date the amounts withheld are applied to purchase shares for the employee from the Company. For any Offering commencing before January 15, 2006, the purchase price is the lower of (a) 85% of the fair market value of a Common Share on the Offering Date or (b) 85% of the fair market value of a Common Share on the Purchase Date. Effective with the Offering commencing on January 15, 2006, the purchase price is 85% of the fair market value of a Common Share on the Purchase Date.
      An employee may terminate participation in the amended ESPP by written notice to the Company at least 10 days before the Purchase Date. The employee will then receive all funds withheld from his or her pay and not yet used to purchase shares. No interest will be paid on funds withheld from employees. An employee may reinstate participation in the amended ESPP, but only after the first Purchase Date following termination. The rights of employees under the amended ESPP are not transferable. An employee may not amend a payroll deduction authorization except for an amendment effective for the first paycheck following a purchase date.
      Administration. The Board of Directors administers the amended ESPP. The Board of Directors may delegate to any committee of the Board the authority for general administration of the amended ESPP. The Board of Directors may promulgate rules and regulations for the operation of the amended ESPP, adopt forms for use in connection with the amended ESPP, decide any question of interpretation of the amended ESPP or rights arising thereunder and generally supervise the administration of the amended ESPP. The Company pays all expenses of the amended ESPP other than expenses, commissions and taxes on sales of shares for employees’ accounts.
      Custodian. An independent custodian maintains the records under the amended ESPP. Shares purchased by employees under the amended ESPP are delivered to and held by the custodian on behalf of the employees. By appropriate instructions from an employee, all or part of the shares may be sold or transferred into the employee’s own name and delivered to the employee.
      Amendments. The Board of Directors may amend the amended ESPP, except that without the approval of the shareholders of the Company, the amended ESPP may not be amended to increase the number of reserved shares or decrease the purchase price of shares. The Board of Directors may terminate the amended ESPP at any time, except that termination will not affect outstanding options.

Tax Consequences
      The following description is a summary of the federal income tax consequences to the Company and employees participating in the amended ESPP. Applicable state, local and foreign tax consequences may differ.
      The amended ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986. Under the Internal Revenue Code of 1986, employees are not taxed on income or gain with respect to the amended ESPP either at the Offering Date or at the Purchase Date. If an employee disposes of the shares purchased under the amended ESPP more than one year after the date of purchase and more than two years after the Offering Date, the employee will be required to report as ordinary compensation income for the taxable year of disposition an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price or (2) 15% of the fair market value of the shares on the Offering Date. Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. In the case of such a disposition, the Company will not be entitled to any deduction from income.
      If an employee disposes of shares purchased under the amended ESPP (including by way of gift, but not death, bequest or inheritance) within either the one-year or the two-year holding periods described above (a “disqualifying disposition”), the employee will be required to report the excess of the fair market value of the shares on the Purchase Date over the purchase price as ordinary compensation income for the year of disposition. Any difference between the fair market value of the shares on the Purchase Date and the disposition price will be capital gain or loss, either short-term or long-term depending upon the employee’s holding period for the shares. In the event of a disqualifying disposition, the Company will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income. The Company will treat any transfer of record ownership of shares as a disposition, unless it is notified to the contrary.
      The amended ESPP is not subject to any of the provisions of ERISA nor is it qualified under Section 401(a) of the Code.
Recommendation Of The Board Of Directors
      The Board of Directors recommends approval of the amended ESPP. If a quorum is present at the annual meeting, the amended ESPP will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the results of the vote on the amended ESPP. The proxies will be voted for or against the amended ESPP or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amended ESPP.
OTHER MATTERS
      Although the Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this proxy statement. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.
HOUSEHOLDING
      We have adopted a procedure approved by the Securities and Exchange Commission (SEC) called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Annual Report and Proxy Statement. This procedure will reduce the Company’s printing costs and postage fees.

      Shareholders who participate in householding will continue to receive separate proxy forms. Householding will not affect your dividend check mailings.
      Any shareholder who would prefer to have a separate copy of the Proxy Statement and Annual Report delivered to him or her at the shared address for this and future years may elect to do so by calling toll free 800-411-7025 or by writing to Mellon Investor Services LLC, Shareholder Services, P.O. Box 3315, South Hackensack, NJ 07606. A copy of the materials will be sent promptly to the shareholder following receipt of such notice.
      Shareholders whose shares of common stock are held partially in registered name and partially by a broker or other nominee may receive duplicate deliveries of the Proxy Statement and Annual Report. Certain brokers and nominees have procedures in place to discontinue duplicate mailings upon a shareholder’s request or upon the shareholder’s implied consent not to receive duplicate mailings following notice from the broker. Shareholders desiring to eliminate such duplicate mailings should contact their broker or nominee for more information.
SHAREHOLDER PROPOSALS
      The Company’s bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at any meeting of shareholders. The bylaws prescribe the information to be contained in any such notice, and a copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to the Secretary at the Company’s principal executive offices. For any shareholder proposal or nomination to be considered at the 2006 annual meeting of shareholders, the shareholder’s notice must be received at the Company’s principal executive office no later than July 5, 2006. In addition, SEC rules require that any shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2006 annual meeting of shareholders must be received at the Company’s principal executive office no later than April 20, 2006.
INFORMATION AVAILABLE TO SHAREHOLDERS
      The Company’s 2005 Annual Report on Form 10-K is being mailed to shareholders with this proxy statement. The Company’s Annual Report on Form 10-K is also available on its Web site at www.tektronix.com.

BY ORDER OF THE BOARD OF DIRECTORS

James F. Dalton
Senior Vice President, General Counsel
and Secretary
August 18, 2005

APPENDIX A
Tektronix, Inc.
Charter of the Audit Committee of the Board of Directors

I.	Audit Committee Purpose
      The Audit Committee is appointed by the Board of Directors to assist the Board in its oversight of (a.) the integrity of the Company’s financial statements and reporting, (b.) the effectiveness of the Company’s internal control processes, (c.) the Company’s compliance with legal and regulatory requirements, (d.) the independent auditor’s qualifications and independence, and (e.) the performance of the Company’s independent auditors and internal audit function.
      The Committee shall prepare an Audit Committee report as required by the Securities and Exchange Commission, to be included in the Company’s annual proxy statement.
      The Committee shall provide an avenue of communication among the independent auditor, management, the internal auditing department, and the Board of Directors.
      The Committee has the authority, in its discretion, to conduct investigations and retain, at the Company’s expense, special legal, accounting or other consultants or experts to advise the Committee.
      The Committee has the responsibility and powers set forth in the Charter delegated to it by the Board. It is the responsibility of the Company’s management and the independent auditors to plan and conduct audits and to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

II.	Membership
      The Committee shall be comprised of not less than three members, each of whom shall be independent within the requirements of the Securities and Exchange Commission, and the New York Stock Exchange as interpreted by the Board in its business judgment.
      Each Committee member shall be financially literate, and at least one member of the Committee shall have accounting or related financial management expertise.
      The Board, on recommendation of the Nominating and Corporate Governance Committee, shall appoint committee members. The Board shall designate one member of the Audit Committee as Audit Committee chair.

III.	Committee Meetings
      The Audit Committee shall meet at least four times annually or more frequently as circumstances dictate. The Committee chair shall prepare or approve an agenda in advance of each meeting. The Committee shall periodically meet privately in separate executive sessions with management, the internal auditor, the independent auditor, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. Minutes of each meeting will be kept.

IV.	Audit Committee Responsibilities and Duties
     Financial Reporting and Internal Control

1.	The Audit Committee shall meet to review and discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements, as well as the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

2.	In connection with audits performed by the Company’s independent auditor, the Committee shall obtain from the independent auditor a report addressing all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles related to material items that have been discussed with management, including ramifications of the use of such treatments and the treatment preferred by the independent auditor; and other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

3.	The Committee shall resolve any disagreements between the independent auditor and management regarding financial reporting.

4.	The Committee shall discuss the type and presentation of information included in earnings press releases, including pro forma or adjusted non-GAAP information, as well as the type of financial information and earnings guidance provided to analysts and rating agencies.

5.	Prior to releasing the year-end earnings, the Committee shall discuss the results of the audit with the independent auditor, including matters required to be communicated to audit committees in accordance with Statement of Auditing Standards No. 61 (relating to the auditor’s responsibilities, significant accounting policies, estimates, audit adjustments, quality of reporting, and disagreements with management). The Committee shall review with the independent auditor any audit problems or difficulties and management’s response. The communication may be in writing or oral.

6.	In consultation with management, the independent auditor and the internal auditors, the Committee shall (a) review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls, (b) review management’s annual report on internal controls over financial reporting and the auditor’s attestation of the report, and (c) consider the adequacy of the Company’s internal control structure and procedures for financial reporting and any special audit steps adopted in light of material weaknesses or significant deficiencies.

7.	The Committee shall review periodically the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss significant accounting and financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

8.	The Committee shall review with management the effect of regulatory and accounting initiatives on the financial statements of the Company.

9.	The Committee shall review with management and the independent auditor (a) any material financial or non-financial arrangement of the Company that does not appear on the financial statements of the Company; and (b) any transactions or courses of dealing with parties related to the Company, which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.
     Independent Auditor

10.	The Committee shall appoint, retain, evaluate, determine the compensation for and oversee the Company’s independent auditor and approve any discharge of the auditor when circumstances warrant. The Company’s independent auditor reports directly to the Audit Committee and is ultimately accountable to the Audit Committee and the Board as a whole. The appointment of the auditor shall be submitted to shareholders for ratification.

11.	The Committee shall ensure the rotation of the audit partners as required by law. The Committee should consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm.

12.	The Committee shall set hiring policies for employees or former employees of the independent auditor.

13.	At least annually, the Committee shall obtain and review a report by the independent auditor describing (a.) the firm’s internal quality-control procedures; (b.) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c.) all relationships between the independent auditor and the Company.

14.	The independent auditor shall submit to the Committee the written report concerning auditor independence required by Independence Standards Board Standard No. 1. The Committee shall evaluate the independent auditor’s qualifications, performance and independence. This evaluation should include the review and evaluation of the lead audit partner of the independent auditor. The Committee shall present the Committee’s conclusions with respect to the independent auditor to the Board.

15.	The Committee shall approve in advance (or establish policies and procedures in accordance with applicable regulations) for the engagement of the independent auditor to provide permitted nonaudit services.

16.	The Committee shall regularly review the independent auditor’s audit plan; discuss scope, staffing, locations, reliance upon management and internal audit, and general audit approach.
     Internal Audit Function

17.	The Audit Committee shall review the appointment and replacement of the senior internal audit executive.

18.	The Committee shall review and approve the annual work plan and budget for the internal audit function.

19.	The Committee shall supervise the work and performance of the internal audit function. The internal audit function shall regularly report to the Committee the status of the annual work plan, and the Committee may request such additional studies and reports from the internal audit function as the Committee may determine are necessary or advisable.
     Legal Compliance and Other Responsibilities

20.	On at least an annual basis, the Committee shall review with the Company’s counsel any legal or Code of Business Practices matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with the Code of Business Practices or applicable laws and regulations, and inquiries received from regulators or governmental agencies.

21.	The Committee shall review periodically the Company’s information systems, environmental, tax and currency matters, and pension plans.

22.	The Committee shall establish and review procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, as well as for confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

23.	The Committee shall review and assess the performance of the Committee and the adequacy of this Charter at least annually. The Committee shall submit the charter to the Board for approval and have the document published in the proxy statement at least every three years in accordance with Securities and Exchange Commission regulations.

24.	The Committee shall regularly report to the Board. The Committee shall review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the

Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal audit function.

     Approved by the Board of Directors March 16, 2005.

APPENDIX B
Tektronix, Inc.
Tektronix 2005 Stock Incentive Plan
      1.     Purpose. The purpose of this 2005 Stock Incentive Plan (the “Plan”) is to enable Tektronix, Inc. (the “Company”) to attract and retain the services of (i) selected employees, officers and directors of the Company or any parent or subsidiary of the Company and (ii) selected nonemployee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of any entity (the “Employer”) that is either the Company or a parent or subsidiary of the Company.
      2.     Shares Subject to the Plan. Subject to adjustment as provided below and in Section 10, the shares to be offered under the Plan shall consist of Common Shares of the Company (“Common Stock”), and the total number of shares of Common Stock that may be issued under the Plan shall be 3,800,000. If an option, stock appreciation right or Performance-Based Award granted under the Plan, expires, terminates or is canceled, the unissued shares subject to that option, stock appreciation right or Performance-Based Award shall again be available under the Plan. If shares awarded or issued as restricted stock pursuant to Section 7 under the Plan are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.
      3.     Effective Date and Duration of Plan.
           3.1     Effective Date. The Plan shall become effective as of June 22, 2005. No awards shall be made under the Plan until the Plan is approved by shareholders of the Company in accordance with rules of the New York Stock Exchange.
           3.2     Duration. The Plan shall continue in effect until the date that is 10 years after the effective date of the Plan or such earlier date when all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, stock appreciation rights or Performance-Based Awards and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, stock appreciation rights or Performance-Based Awards or any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.
      4.     Independent Administration. The Plan shall be administered by a committee of the Board of Directors of the Company consisting entirely of directors who are deemed independent directors under rules of the New York Stock Exchange (the “Committee”), which Committee shall determine and designate the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Committee may adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law and the minimum restriction periods required under the Plan) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Committee shall be the sole and final judge of such expediency. The Committee may authorize a director who is also the Chief Executive Officer of the Company to make option grants and restricted stock awards to employees who are not executive officers, subject to limitations imposed by the Committee.
      5.     Types of Awards, Eligibility, Limitations.
           5.1     Types of Awards, Eligibility. The Committee may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in

Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as provided in Sections 6.1 and 6.2; (ii) grant options other than Incentive Stock Options (“Non-Statutory Stock Options”) as provided in Sections 6.1 and 6.3; (iii) make restricted stock grants and issue shares as provided in Section 7; (iv) award Performance-Based Awards as provided in Section 8; and (v) grant stock appreciation rights as provided in Section 9. Awards may be made to employees, including employees who are officers or directors, and to non-employee directors and to other individuals described in Section 1 selected by the Committee; provided, however, that only employees of the Company or any parent or subsidiary of the Company (as defined in subsections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan. The Committee shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made.
           5.2     Per Employee Share Limitations. No employee may be granted options for more than an aggregate of 500,000 shares of Common Stock in the calendar year in which the employee is hired or 200,000 shares of Common Stock in any other calendar year.
           5.3     Aggregate Share Limitations for Certain Awards. Notwithstanding any provision in the Plan, not more than an aggregate of 2,850,000 shares (of the total shares reserved for the Plan pursuant to Section 2) may be issued under the Plan as (a) Performance-Based Awards or (b) restricted stock.
           5.4     Prohibition on Option Repricing. Except as provided in Section 10, without the prior approval of the Company’s shareholders, an option issued under the Plan may not be repriced by lowering the option exercise price or by cancellation of an outstanding option with a subsequent replacement or regrant of an option with a lower exercise price.
      6.     Option Grants.
           6.1     General Rules Relating to Options.
                6.1-1     Terms of Grant. The Committee may grant options under the Plan. With respect to each option grant, the Committee shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option; provided, however, that except to the extent permitted by the last sentence of this Section 6.1-1, (a) any option granted under the Plan that vests based solely on the grantee’s continued employment with the Company shall not be exercisable until at least three years from the date of grant and (b) any option granted under the Plan that vests based solely on the performance of the Company under criteria determined by the Committee at the time of grant shall not be exercisable until at least one year from the date of grant, except that, as determined by the Committee in the Committee’s sole discretion, (i) an option can become exercisable in installments during the three year or one year period, as applicable, and (ii) the minimum vesting period shall not apply in the event of the participant’s death, disability, retirement or termination of employment or in connection with certain transactions that may involve a change of control of the Company. Notwithstanding the provisions of this Section 6.1-1, up to an aggregate of 450,000 shares of Common Stock reserved for the Plan may be issued to any participants under the Plan pursuant to restricted stock awards or as stock options or stock appreciation rights without minimum restriction or vesting periods.
                6.1-2     Exercise of Options. Except as provided in Section 6.1-4 or as determined by the Committee, no option granted under the Plan may be exercised unless at the time of exercise the optionee is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date the option was granted. Except as provided in Sections 6.1-4 and 10, options granted under the Plan may be exercised from time to time over the period stated in each option in amounts and at times prescribed by the Committee, provided that options may not be exercised for fractional shares. Unless otherwise determined by the Committee, if an optionee does not exercise an option in any one year for the full number of shares to which the optionee is entitled in that year, the optionee’s rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.
                6.1-3     Nontransferability. Each stock option granted under the Plan by its terms (i) shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except (i) by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death or (ii) with respect to Nonstatutory Stock Options, pursuant to domestic relations orders or for estate planning purposes to the extent permitted by the Committee.
                6.1-4     Termination of Employment or Service.
                     6.1-4(a)     General Rule. Unless otherwise determined by the Committee, if an optionee’s employment or service with the Company terminates for any reason other than because of total disability as provided in Section 6.1-4(c), or death as provided in Sections 6.1-4(d), his or her option may be exercised at any time before the expiration date of the option or the expiration of three months after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination.
                     6.1-4(b)     Termination When Eligible for Retirement On or After Age 55. Unless otherwise determined by the Committee, in the event of the termination of an optionee’s employment when eligible for retirement on or after age 55 under the Cash Balance Plan (other than because of death as provided in Section 6.1-4(d) or because of disability as provided in Section 6.1-4(c), the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shortest period, but only if and to the extent the optionee was entitled to exercise the option on the date of termination. The Committee may, in its sole discretion, cancel any such options at any time prior to the exercise thereof unless the following conditions are met:
                          (i)     The optionee shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company, is or becomes competitive with the Company, or which is or becomes otherwise prejudicial to or in conflict with the interests of the Company. The judgment of the Chief Executive Officer shall be based on the optionee’s positions and responsibilities while employed by the Company, the optionee’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers and competitors of the optionee’s assuming the post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances. The optionee shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the optionee or a greater than 10 percent equity interest in the organization or business.
                          (ii)     The optionee shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material, as defined in the Company’s employee confidentiality agreement, relating to the business of the Company, acquired by the optionee either during or after employment with the Company.
                          (iii)     The optionee, pursuant to the Company’s employee confidentiality agreement, shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the optionee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary as requested by the Company to enable the Company to secure a patent where appropriate in the United States and in foreign countries.
                     6.1-4(c)     Termination Because of Disability. Unless otherwise determined by the Committee, if an optionee’s employment or service with the Company terminates because of disability as defined in the applicable option agreement, his or her option shall become exercisable in full and may be exercised at any time before the expiration date of the option or before the date one year after the date of termination, whichever is the shorter period.
                     6.1-4(d)     Termination Because of Death. Unless otherwise determined by the Committee, if an optionee dies while employed by or providing service to the Company, his or her option shall become exercisable in full and may be exercised at any time before the expiration date of the option or before the date one year after the date of death, whichever is the shorter period, but only by the person or persons to whom the optionee’s rights under the option shall pass by the optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.
                     6.1-4(e)     Amendment of Exercise Period Applicable to Termination. The Committee may at any time extend the three months and one-year exercise periods any length of time not longer than the original expiration date of the option. Subject to Section 6.1-1, the Committee may at any time increase the portion of an option that is exercisable, subject to terms and conditions determined by the Committee.
                     6.1-4(f)     Failure to Exercise Option. To the extent that the option of any deceased optionee or any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option shall cease and terminate.
                     6.1-4(g)     Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Committee, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.
                6.1-5     Purchase of Shares.
                     6.1-5(a)     Notice of Exercise. Unless the Committee determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon the Company’s receipt of written notice from the optionee of the optionee’s binding commitment to purchase shares, specifying the number of shares the optionee desires to purchase under the option and the date on which the optionee agrees to complete the transaction, and, if required to comply with the Securities Act of 1933, containing a representation that it is the optionee’s intention to acquire the shares for investment and not with a view to distribution.
                     6.1-5(b)     Payment. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check, or, with the consent of the Committee, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash and other forms of consideration. Unless otherwise determined by the Committee, any Common Stock provided in payment of the purchase price must have been previously acquired and held by the optionee for at least six months. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock last reported before the time payment in Common Stock is made or, if earlier, committed to be made, if the Common Stock is publicly traded, or another value of the Common Stock as specified by the Committee. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding.
                     6.1-5(c)     Tax Withholding. Each optionee who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount, in cash or by check, to the Company on demand. If the optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the optionee, including salary, subject to applicable law. With the consent of the Committee, an optionee may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation.
                     6.1-5(d)     Reduction of Reserved Shares. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option (without reduction to reflect any shares surrendered in payment for the exercise price or withheld to satisfy withholding requirements).

           6.2     Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:
                6.2-1     Limitation on Amount of Grants. If the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee’s exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.
                6.2-2     Limitations on Grants to 10 percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.
                6.2-3     Duration of Options. Subject to Sections 6.1-2, 6.1-4 and 6.2-2, Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that by its terms no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.
                6.2-4     Option Price. The option price per share shall be determined by the Committee at the time of grant. Except as provided in Section 6.2-2, the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Non-Statutory Stock Option at the date the option is granted. The fair market value shall be the closing price of the Common Stock last reported before the time the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Committee.
                6.2-5     Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Committee adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.
                6.2-6     Early Dispositions. If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).
           6.3     Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following terms and conditions, in addition to those set forth in Section 6.1 above:
                6.3-1     Option Price. The option price for Non-Statutory Stock Options shall be determined by the Committee at the time of grant. All options shall be granted at an option price not less than 100 percent of the fair market value of the Common Stock covered by the Non-Statutory Stock Option at the date the option is granted.
                6.3-2     Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that no Non-statutory Option shall be exercisable after the expiration of 10 years from the date it is granted.
      7.     Restricted Stock. Subject to the share limitation in Section 5.3, the Committee may make restricted stock grants and issue shares under the Plan for any consideration (including services) determined by the Committee. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Committee. All Common Stock issued pursuant to this Section 7 shall be subject to an agreement, which shall be executed by the Company and the participant before the delivery of certificates representing the shares to the participant. The certificates representing the shares shall bear any legends required by the Committee. The Company may require any participant receiving restricted stock to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the purchaser, including salary, subject to applicable law. With the consent of the Committee, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, without reduction to reflect the number of shares withheld or delivered to satisfy withholding obligations. Except to the extent permitted by the last sentence of this Section 7, restricted stock shall be nontransferable and subject to repurchase at a price not exceeding fair market value at the time of repurchase by or forfeiture to the Company during a restriction period specified by the Committee at the time of grant, and (a) with respect to shares that become unrestricted based solely on the grantee’s continued employment with the Company, the minimum restriction period shall be the three years from the date of grant, and (b) with respect to shares that become unrestricted based solely on the performance of the Company under criteria determined by the Committee at the time of grant, the minimum restriction period shall be one year from the date of grant, except that, as determined by the Committee in the Committee’s sole discretion, (i) the restrictions can lapse as to shares in installments during the three year or one year period, as applicable, and (ii) the minimum restriction period shall not apply in the event of the participant’s death, disability, retirement or termination of employment or in connection with certain transactions that may involve a change of control of the Company. Notwithstanding the provisions of this Section 7, (i) up to an aggregate of 450,000 shares of Common Stock reserved for the Plan may be issued to any participants under the Plan pursuant to restricted stock awards or as stock options or stock appreciation rights without minimum restriction or vesting periods.
      8.     Performance-Based Awards. Subject to the share limitation in Section 5.3, the Committee may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (“Performance-Based Awards”). Performance-Based Awards shall be denominated at the time of grant either in Common Stock (“Stock Performance Awards”) or in dollar amounts (“Dollar Performance Awards”). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Committee, in Common Stock (“Performance Shares”), or in cash or in any combination thereof. Performance-Based Awards shall be subject to the following terms and conditions:
           8.1     Award Period. The Committee shall determine the period of time for which a Performance-Based Award is made (the “Award Period”).
           8.2     Performance Goals and Payment. The Committee shall establish in writing objectives (“Performance Goals”) that must be met by the Company or any subsidiary, division or other unit of the Company (“Business Unit”) during the Award Period as a condition to payment being made under the Performance-Based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows, specific business or financial objectives in alignment with the Company’s business plan or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Committee). The Committee shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-Based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 8.4). The Committee may establish other restrictions to payment under a Performance-Based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.
           8.3     Computation of Payment. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-Based Award. If the Performance Goals are met or exceeded, the Committee shall approve the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-Based Award.
           8.4     Maximum Awards. No participant may receive in any fiscal year Stock Performance Awards under which the aggregate amount payable under the Awards exceeds the equivalent of 200,000 shares of Common Stock or Dollar Performance Awards under which the aggregate amount payable under the Awards exceeds $4,000,000.
           8.5     Tax Withholding. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Committee, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required withholding obligation.
           8.6     Effect on Shares Available. The payment of a Performance-Based Award in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares of Common Stock reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award, without reduction to reflect the number of shares delivered or withheld to satisfy withholding obligations.
      9.     Stock Appreciation Rights.
           9.1     Grant. Stock appreciation rights may be granted under the Plan by the Committee, subject to such rules, terms, and conditions as the Committee prescribes. With respect to each grant, the Committee shall determine the number of shares subject to the stock appreciation right, the period of the stock appreciation right, and the time or times at which the stock appreciation right may be exercised; provided, however, that except to the extent permitted below in this Section 9.1, (a) any stock appreciation right granted under the Plan that vests based solely on the grantee’s continued employment with the Company shall not be exercisable until at least three years from the date of grant and (b) any stock appreciation right granted under the Plan that vests based solely on the performance of the Company under criteria determined by the Committee at the time of grant shall not be exercisable until at least one year from the date of grant, except that, as determined by the Committee in the Committee’s sole discretion, (i) a stock appreciation right can become exercisable in installments during the three year or one year period, as applicable, and (ii) the minimum vesting period shall not apply in the event of the participant’s death, disability, retirement or termination of employment or in connection with certain transactions that may involve a change of control of the Company. Notwithstanding the provisions of this Section 9.1, up to an aggregate of 450,000 additional shares of Common Stock reserved for the Plan may be issued to any participants under the Plan pursuant to restricted stock awards or as stock options or stock appreciation rights without minimum restriction or vesting periods. Stock appreciation rights shall continue in effect for the period fixed by the Committee, except that no stock appreciation right shall be exercisable after the expiration of 10 years from the date it is granted.
           9.2     Stock Appreciation Rights Granted in Connection with Options. If a stock appreciation right is granted in connection with an option, the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates terminates. If a stock appreciation right is granted in connection with an option, upon exercise of the option, the stock appreciation right or portion thereof to which the grant relates terminates.
           9.3     Exercise. Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right shall be made in Common Stock valued at fair market value. For this purpose, the fair market value of the Common Stock shall be the closing price of the Common Stock last reported before the time of exercise, or such other value of the Common Stock as specified by the Committee.
           9.4     Fractional Shares. No fractional shares shall be issued upon exercise of a stock appreciation right. The number of shares issuable on exercise of a stock appreciation right shall be rounded down to the next whole share unless, if permitted by Section 409A of the Code, the Committee determines that cash shall be paid in an amount equal to the value of the fraction.
           9.5     Nontransferability. Each stock appreciation right granted in connection with an Incentive Stock Option and, unless otherwise determined by the Committee, each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder’s domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder’s lifetime only by the holder.
           9.6     Tax Withholding. Each holder who has exercised a stock appreciation right shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of a stock appreciation right or as a result of disposition of shares acquired pursuant to exercise of a stock appreciation right) beyond any amount deposited before delivery of the certificates, the holder shall pay such amount, in cash or by check, to the Company on demand. If the holder fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the holder, including salary, subject to applicable law. With the consent of the Committee, a holder may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation.
           9.7     Reduction of Reserved Shares. Upon the exercise of a stock appreciation right, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares subject to the stock appreciation rights, without reduction to reflect the actual number of shares issued upon exercise of the stock appreciation rights or the number of any shares withheld to satisfy withholding requirements.

      10.     Changes in Capital Structure.
           10.1     Stock Splits, Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Committee in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the optionee’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive.
           10.2     Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a “Transaction”), the Committee shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options and stock appreciation rights under the Plan:
                10.2-1     Outstanding options and stock appreciation rights shall remain in effect in accordance with their terms.
                10.2-2     Outstanding options and stock appreciation rights shall be converted into options and stock appreciation rights to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options and stock appreciation rights shall be determined by the Committee, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Committee, the converted options and stock appreciation rights shall be vested only to the extent that the vesting requirements relating to options and stock appreciation rights granted hereunder have been satisfied.
                10.2-3     The Committee shall provide a period of 30 days or less before the completion of the Transaction during which outstanding options and stock appreciation rights may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised options and stock appreciation rights shall immediately terminate. The Committee may, in its sole discretion accelerate the exercisability of options and stock appreciation rights so that they are exercisable in full during that period.
           10.3     Dissolution of the Company. In the event of the dissolution of the Company, options and stock appreciation rights shall be treated in accordance with Section 10.2-3.
           10.4     Rights Issued by Another Corporation. The Committee may also grant options and stock bonuses, stock appreciation rights and Performance-Based Awards and issue restricted stock under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, Performance-Based Awards and restricted stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.
      11.     Foreign Qualified Grants. Awards under the Plan may be granted to such employees of the Company and its subsidiaries who are residing in foreign jurisdictions as the Committee may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws;

provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.
      12.     Amendment of the Plan. The Committee may at any time modify or amend the Plan in any respect, except that, other than as provided in Section 10, shareholder approval shall be required for (a) any increase in the number of shares reserved for the Plan, (b) any increase in the number of shares referred to in Section 5.3 to a number that exceeds 75% of the total shares reserved for the Plan, (c) any amendment to Section 5.4, (d) any amendment to Section 6.3-1 and (e) any amendment to this Section 12. No change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.
      13.     Approvals. The Company’s obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate state or federal securities laws.
      14.     Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the employee’s employment at will at any time, for any reason, with or without cause, or to decrease the employee’s compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.
      15.     Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any shares of Common Stock until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the recipient becomes the holder of record.

APPENDIX C
Tektronix, Inc.
2000 Employee Share Purchase Plan
As Amended
      1.     Purpose of the Plan. Tektronix, Inc. (the “Company”) believes that ownership of shares of its Common Shares by employees of the Company and its Participating Subsidiaries (hereinafter defined) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the rewards of growth and success. The purpose of the Company’s 2000 Employee Stock Purchase Plan (the “Plan”) is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company’s shares through payroll deductions and a method by which the Company may assist and encourage such employees to become share owners. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted consistently therewith.
      2.     Shares Reserved for the Plan. There are 2,800,000 shares of the Company’s authorized but unissued or reacquired Common Shares, no par value, reserved for purposes of the Plan. (Initially 1,500,000 shares (adjusted to reflect the 2-for-1 stock split in October 2000) were reserved for the Plan and 1,300,000 shares were added by the Board of Directors in 2005, subject to shareholder approval.) The number of shares reserved for the Plan and other share amounts set forth in the Plan are subject to adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding Common Shares of the Company. The determination of whether an adjustment shall be made and the manner of any such adjustment shall be made by the Board of Directors of the Company, which determination shall be conclusive.
      3.     Administration of the Plan. The Plan shall be administered by the Board of Directors. The Board of Directors may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. The Board of Directors may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Board of Directors shall be conclusive. Notwithstanding the foregoing, the Board of Directors, if it so desires, may delegate to any committee of the Board the authority for general administration of the Plan.
      4.     Eligible Employees. Except as indicated below, all employees of the Company and all employees of each of the Company’s subsidiary corporations which is designated by the Board of Directors of the Company as a participant in the Plan (such participating subsidiary being hereinafter called a “Participating Subsidiary”) who have been employed by the Company or a Participating Subsidiary for at least one month before the Commencement Date of an Offering (as defined in paragraph 5) are eligible to participate in the Plan. Any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Code) to own stock (including stock subject to any outstanding options held by the employee) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company, shall be ineligible to participate in the Plan. “Employee” does not include (a) an individual who is not an employee of the Company or a Participating Subsidiary but is treated as an employee of the Company for certain purposes solely because of section 414(n) of the Code and (b) an individual classified by the Company as an independent contractor or as an employee of an entity that is not the Company or a Participating Subsidiary.
      5.     Offerings. The Plan shall be implemented by a series of six-month offerings (“Offerings”), with a new Offering commencing on the following dates of each year:

Offering Commencement Date	Ending Date

January 15	July 14 (Six Months)
July 15	January 14 (Six Months)

      The first trading day of each Offering is the “Offering Date” and the last trading day of each Offering is the “Purchase Date” for the Offering. On each Offering Date, each eligible employee shall be granted an option under the Plan to purchase Common Shares on the Purchase Date for the price determined under paragraph 7 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (a) no option shall permit the purchase of more than 1,000 shares, and (b) no option may be granted under the Plan that would allow an employee’s right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding.
        6.     Participation in the Plan.
           (a) Initiating Participation. An eligible employee (including an employee who will be eligible by the Offering Commencement Date) may participate in an Offering under the Plan by filing with the Company no later than 10 days prior to the Offering Date, on forms furnished by the Company, a subscription and payroll deduction authorization. Once filed, a subscription and payroll deduction authorization shall remain in effect for subsequent Offerings unless amended or terminated. The payroll deduction authorization will authorize the employing corporation to make payroll deductions from each of the participant’s paychecks during an Offering the participant is participating in. Payroll deductions from any paycheck may not exceed 10 percent of the gross amount of base pay plus commissions, if any, payable to the participant for the period covered by the paycheck. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deductions to the Company.
           (b) Amending or Terminating Participation. After a participant has begun participating in the Plan by initiating payroll deductions, the participant may not amend the payroll deduction authorization except for an amendment effective for the first paycheck following a Purchase Date, but may terminate participation in the Plan at any time prior to the tenth day before a Purchase Date by written notice to the Company. A permitted change in payroll deductions shall be effective for any pay period only if written notice is received by the Company at least three business days prior to the payroll effective date published by the Company for that pay period. Participation in the Plan shall also terminate when a participant ceases to be an eligible employee for any reason, including death or retirement. A participant may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of a participant’s participation in the Plan, all amounts deducted from the participant’s pay and not previously used to purchase shares under the Plan shall be returned to the participant.
      7.     Option Price. For any Offering Commencement Date before January 15, 2006, the price at which shares shall be purchased in an Offering shall be the lower of (a) 85% of the fair market value of a Common Share on the Offering Date of the Offering or (b) 85% of the fair market value of a Common Share on the Purchase Date of the Offering. Effective beginning with the Offering Commencement Date of January 15, 2006, the price at which shares shall be purchased in an Offering shall be 85% of the fair market value of a Common Share on the Purchase Date of the Offering. The fair market value of a Common Share on any date shall be the closing price of the Common Shares for such date as reported by The New York Stock Exchange or, if the Common Shares are not reported on The New York Stock Exchange, such other reported value of the Common Shares as shall be specified by the Board of Directors. If the Purchase Date is a day when The New York Stock Exchange is closed, the fair market value shall be the closing price of the common shares as of the close of the last trading day immediately preceding the Purchase Date.
      8.     Purchase of Shares. All amounts withheld from the pay of a participant shall be credited to his or her account under the Plan by the Custodian appointed under paragraph 9. No interest will be paid on such accounts, unless otherwise determined by the Board of Directors. On each Purchase Date, the amount of the account of each participant will be applied to the purchase of shares by such participant from the Company at the price determined under paragraph 7. Any excess cash balance remaining in a participant’s account after a Purchase Date will be repaid to the participant.

      9.     Delivery and Custody of Shares. Shares purchased by participants pursuant to the Plan will be delivered to and held in the custody of such investment or financial firm (the “Custodian”) as shall be appointed by the Board of Directors. The Custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan, and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants. By appropriate instructions to the Custodian on forms to be provided for that purpose, a participant may from time to time obtain (a) transfer into the participant’s own name of all or part of the shares held by the Custodian for the participant’s account and delivery of such shares to the participant; (b) transfer of all or part of the shares held for the participant’s account by the Custodian to a regular individual brokerage account in the participant’s own name, either with the firm then acting as Custodian or with another firm, or (c) sale of all or part of the shares held by the Custodian for the participant’s account at the market price at the time the order is executed and remittance of the net proceeds of sale to the participant. Upon termination of participation in the Plan, the participant may elect to have the shares held by the Custodian for the account of the participant transferred and delivered in accordance with (a) above, transferred to a brokerage account in accordance with (b), or sold in accordance with (c). Upon appropriate instructions pursuant to this paragraph 9, share certificates will be issued for whole shares only and any fractional shares allocated to a participant’s account will be paid in cash.
      10.     Records and Statements. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each participant will receive a statement showing the activity of the participant’s account since the preceding Purchase Date and the balance on the Purchase Date as to both cash and shares. Participants will be furnished such other reports and statements, and at such intervals, as the Board of Directors shall determine from time to time.
      11.     Expense of the Plan. The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his or her brokerage account. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant. Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.
      12.     Rights Not Transferable. The right to purchase shares under this Plan is not transferable by a participant, and such right is exercisable during the participant’s lifetime only by the participant. Upon the death of a participant, any shares held by the Custodian for the participant’s account shall be transferred in the following order of priority:
           (a) To the beneficiary or beneficiaries designated by the participant in writing to the Company.
           (b) To the persons identified by the participant as the beneficiary or beneficiaries of life insurance proceeds under the group term life insurance policy maintained by the Company.
           (c) To the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.
      13.     Dividends and Other Distributions. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the participant directs that his or her cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.
      14.     Voting and Shareholder Communications. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will furnish to each participant a proxy authorizing the participant to vote the shares held by the custodian for the participant’s account. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.
      15.     Tax Withholding. Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.
      16.     Responsibility and Indemnity. Neither the Company, the Board of Directors, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless the Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.
      17.     Conditions and Approvals. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, compliance with the rules of any stock exchange on which the Company’s securities may be listed, and approval of such federal and state authorities or agencies as may have jurisdiction over the Plan or the Company. The Company will use its best effort to comply with such laws, regulations and rules and to obtain such approvals.
      18.     Amendment of the Plan. The Board of Directors of the Company may from time to time amend the Plan in any and all respects, except that without the approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.
      19.     Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except as hereinafter in this paragraph provided. Upon termination of the Plan, the cash and shares, if any, held in the account of each participant shall forthwith be distributed to the participant or to the participant’s order, provided that if prior to the termination of the Plan, the Board of Directors and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his or her account.
      20.     Effective Date of the Plan. If the shareholders of the Company approve the Plan at the 2000 annual meeting of shareholders, the Plan shall become effective on the date of such annual meeting, and the first Offering under the Plan shall commence on January 1, 2001.

*	Amended by the Board of Directors on June 22, 2005, except that the amendment to Section 2 increasing the reserved shares by 1,300,000 shares shall be effective upon approval by the shareholders.

PROXY
TEKTRONIX, INC.
Hotel Crescent Court, 400 Crescent Court, Dallas, Texas 75201
Annual Meeting of Shareholders, to be held on September 22, 2005 at 10:00 a.m. CDT
PROXY — SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of Tektronix, Inc. hereby appoints Richard H. Wills, Colin L. Slade and James F. Dalton, and each of them, proxies with full power of substitution, and authorizes them to represent and to vote, on behalf of the undersigned shareholder, all common shares of Tektronix, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders of Tektronix, Inc. to be held on September 22, 2005 at 10:00 a.m. CDT, and any adjournment or adjournments thereof. A majority of the proxies or substitutes present at the meeting may exercise all granted powers in accordance with this proxy with respect to the matters indicated on the reverse.
This Proxy will be voted as directed, but where no direction is given, it will be voted in favor of each matter indicated on the reverse. The proxies may vote in their discretion as to other matters that may come before this meeting.
(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
If you received your proxy materials by mail this year, you can still vote your shares conveniently by the Internet or by telephone. Please see the instructions on the reverse side of this card.
Additionally, if you haven’t already done so, you can consent to receive future proxy materials (Annual Reports and Proxy Statements) via electronic delivery. To do so, please click or push the applicable button after you cast your vote this year via the Internet. By choosing to become one of Tektronix’ future electronic recipients, you help support Tektronix in its effort to conserve resources and control escalating printing and postage costs.
If you choose the option of electronic delivery of proxy materials and voting via the Internet, each year before the Annual Meeting of Shareholders you may receive a proxy card only or an e-mail in place of a proxy card. This proxy card or e-mail will describe the necessary steps to view the appropriate materials and vote associated shares via the Internet.

You can now access your Tektronix, Inc. account online.
Access your Tektronix, Inc. shareholder account online via Investor ServiceDirectSM (ISD).
Mellon Investor Services LLC, Transfer Agent for Tektronix, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status
•	View certificate history
•	View book-entry information
•	View payment history for dividends
•	Make address changes
•	Obtain a duplicate 1099 tax form
•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR	WITHHOLD	FOR ALL
Tektronix, Inc.		ALL	ALL	EXCEPT
1. ELECTION OF DIRECTORS Nominees:		☐	☐	☐

01 Pauline Lo Alker	06 Merrill A. McPeak
02 A. Gary Ames	07 Robin L. Washington
03 Gerry B. Cameron	08 Richard H. Wills
04 David N. Campbell	09 Cyril J. Yansouni
05 Frank C. Gill

To withhold authority to vote for a particular nominee, mark “For All Except” and write the number(s) for the nominee(s) on the line below.

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL Ratification of Selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2006.	☐	☐	☐

3.	PROPOSAL Approval of the Company’s 2005 Stock Incentive Plan.	☐	☐	☐

4.	PROPOSAL Approval of the Company’s Employee Share Purchase Plan, as amended.	☐	☐	☐

5.	DISCRETIONARY MATTERS The Proxies are authorized to vote in their discretion upon any other matters properly coming before the meeting or any adjournment or adjournments thereof.	☐	☐	☐

	YES	NO
Please indicate if you plan to attend this meeting.	☐	☐

Signature	Signature (Joint Owners)	Date
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Please follow the instructions below to vote by Internet or telephone, or mark, sign (exactly as your name(s) appear above), and date this card and mail it promptly in the postage-paid, return envelope provided. When shares are held jointly, both holders should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▲ FOLD AND DETACH HERE ▲
Please Vote by Mailing this Proxy Card in Advance of the Meeting
OR
Vote by Internet or Telephone
24 Hours a Day, 7 Days a Week
Until 8:59 p.m. PDT (10:59 p.m. CDT, 11:59 p.m. EDT) September 21, 2005
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card in the enclosed envelope.

VOTE BY INTERNET
http://www.tektronix.com/proxyvote
Use the Internet to transmit your voting instructions and for electronic delivery of information 24 hours a day up until 8:59 p.m. PDT (11:59 p.m. EDT) Wednesday, September 21, 2005.
Have your proxy card in hand when you access the Web site and then follow the instructions listed to submit your electronic vote. Costs normally associated with electronic access, such as Internet usage and telephone charges, will be your responsibility.

OR

VOTE BY TELEPHONE
1-866-540-5760
You can use any touch-tone telephone to transmit your voting instructions 24 hours a day up until 8:59 p.m. PDT (11:59 p.m. EDT) Wednesday, September 21, 2005.
Have your proxy card in hand when you call and then follow the simple directions provided.

OR

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope we have provided or return it to Tektronix, Inc., c/o Mellon Investor Services LLC, P.O. Box 3510, S. Hackensack, NJ 07606-9210. Your voting instruction must arrive on or before Wednesday, September 21, 2005.

NOTE: Please do not return the proxy card if you vote by Internet or telephone.
You can view the Annual Report and Proxy Statement AND VOTE on the Internet at: http://www.Tektronix.com/proxyvote

VOTING INSTRUCTION CARD
TEKTRONIX, INC.
Hotel Crescent Court, 400 Crescent Court, Dallas, Texas 75201
Annual Meeting of Shareholders, to be held on September 22, 2005 at 10:00 a.m. CDT
VOTING INSTRUCTIONS — SOLICITED ON BEHALF OF THE 401(k) PLAN TRUSTEE
The undersigned participant in the Tektronix, Inc. 401(k) Plan (the “Plan”) hereby directs The Northern Trust Company, as Trustee under the Plan (the “Trustee”), with full power of substitution, to vote all common shares of Tektronix, Inc. allocated to the participant’s account under the Plan at the annual meeting of shareholders of Tektronix, Inc. to be held on September 22, 2005 at 10:00 a.m. CDT, and any adjournment or adjournments thereof, in accordance with this instruction card.
     The shares subject to this voting instruction will be voted as directed, but in the event the undersigned participant does not properly instruct the Trustee regarding voting the shares in his/her account, the Trustee will vote such shares in its discretion.
(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR	WITHHOLD	FOR ALL
Tektronix, Inc.		ALL	ALL	EXCEPT
1. ELECTION OF DIRECTORS Nominees:		☐	☐	☐

01 Pauline Lo Alker	06 Merrill A. McPeak
02 A. Gary Ames	07 Robin L. Washington
03 Gerry B. Cameron	08 Richard H. Wills
04 David N. Campbell	09 Cyril J. Yansouni
05 Frank C. Gill

To withhold authority to vote for a particular nominee, mark “For All Except” and write the number(s) for the nominee(s) on the line below.

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL Ratification of Selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2006.	☐	☐	☐

3.	PROPOSAL Approval of the Company’s 2005 Stock Incentive Plan.	☐	☐	☐

4.	PROPOSAL Approval of the Company’s Employee Share Purchase Plan, as amended.	☐	☐	☐

	YES	NO
Please indicate if you plan to attend this meeting.	☐	☐

Signature	Signature (Joint Owners)	Date
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. To direct the Trustee to vote, please follow the directions below to give your voting instructions by Internet or telephone, or mark, sign (exactly as your name(s) appear), and date this card and mail it promptly in the postage-paid, return envelope provided.

▲ FOLD AND DETACH HERE  ▲
Please Give Your Voting Instructions by Mailing this Card in Advance of the Meeting
OR
Give your Instructions by Internet or Telephone
24 Hours a Day, 7 Days a Week
Until 8:59 p.m. PDT (10:59 p.m. CDT, 11:59 p.m. EDT) September 19, 2005
Your Internet or telephone voting instructions authorize the 401(k) plan trustee to vote these shares in the same manner as if you marked, signed and returned your card in the enclosed envelope.

Internet
GIVE YOUR INSTRUCTIONS BY
INTERNET
http://www.tektronix.com/proxyvote
Use the Internet to transmit your voting instructions and for electronic delivery of information 24 hours a day up until 8:59 p.m. PDT (11:59 p.m. EDT) Monday, September 19, 2005.
Have your card in hand when you access the Web site and then follow the instructions listed to submit your electronic instructions. Costs normally associated with electronic access, such as Internet usage and telephone charges, will be your responsibility.

OR

Telephone
GIVE YOUR INSTRUCTIONS BY
TELEPHONE
1-866-540-5760
You can use any touch-tone telephone to transmit your voting instructions 24 hours a day up until 8:59 p.m. PDT (11:59 p.m. EDT) Monday, September 19, 2005.
Have your card in hand when you call and then follow the simple directions provided.

OR

Mail
GIVE YOUR INSTRUCTIONS BY
MAIL
Mark, sign and date your card and return it in the enclosed postage-paid envelope we have provided or return it to Tektronix, Inc., c/o Mellon Investor Services LLC, P.O. Box 3510, S. Hackensack, NJ 07606-9210. Your voting instruction must arrive on or before Monday, September 19, 2005.

NOTE: Please do not return the voting instruction card if you vote by Internet or telephone.
You can view the Annual Report and Proxy Statement AND VOTE on the Internet at: http://www.Tektronix.com/proxyvote